Exhibit 4.3

HEWLETT PACKARD ENTERPRISE
401(k) PLAN

Effective November 1, 2015

TABLE OF CONTENTS
SECTION 1.   ESTABLISHMENT AND PURPOSE OF THE PLAN.
SECTION 2.   ELIGIBILITY AND PARTICIPATION.
(a)            Eligibility and Commencement of Participation.
(b)            Suspension.
(c)            Termination of Participation.
SECTION 3.   DEFERRED CONTRIBUTIONS.
(a)            Rate of Contributions.
(b)            Revocation and Change in Election.
(c)            Suspension of Contributions.
(d)            Time and Form of Contribution.
(e)            Compliance With Other Contribution Limitations.
(f)             Catch-up Contributions.
SECTION 4.   ROTH CONTRIBUTIONS.
(a)            General Application.
(b)            Separate Accounting.
(c)            Direct Rollovers.
(d)            Correction of Excess Contributions.
(e)            Distributions.
SECTION 5.   MATCHING CONTRIBUTIONS.
(a)            Quarterly Matching Contributions.
(b)            Time and Form of Matching Contributions.
SECTION 6.   MINIMUM COMPANY CONTRIBUTIONS.
SECTION 7.   LIMITATION ON CONTRIBUTIONS.
(a)            General Limitation.
(b)            Effect of Limitation.
(c)            Deemed 125.
SECTION 8.   ACCOUNTS AND VALUATION.
(a)            Accounts.
(b)            Valuation of Accounts.
SECTION 9.   INVESTMENT OF ACCOUNTS.
(a)            Investment Funds.
(b)            The Stock Fund.
(c)            Investment Directions.
(d)            Reinvestment Directions.
(e)            No Investment Directions.
(f)             Restrictions on Trading.
(g)            The HPI Stock Fund.

i

SECTION 10.   EMPLOYEE STOCK OWNERSHIP PLAN.
(a)            Establishment and Purpose.
(b)            Participant Elections.
(c)            Vesting.
(d)            Compliance with the Code and Regulations.
(e)            Compliance with Notice 2002-2 and Successor Guidance.
SECTION 11.   VESTING.
(a)            Vesting in Deferred Contribution and Rollover Accounts.
(b)            Vesting in Matching Contributions.
(c)            Periods Counted as Vesting Service.
(d)            Forfeitures and Buybacks.
(e)            Forfeitures.
(f)             Restorations.
(g)            Use of Forfeitures.
SECTION 12.   DISTRIBUTION OF PLAN BENEFITS.
(a)            Amount and Form of Distribution.
(b)            Lump Sum Distribution.
(c)            Installments at Required Beginning Date.
(d)            Direct Transfer.
(e)            Form of Lump Sum.
(f)            Time of Distribution.
(h)            Latest Commencement Permitted.
SECTION 13.   WITHDRAWALS.
(a)            Age Fifty-Nine and One-Half.
(b)            Hardship Withdrawals.
(c)            Rollover Contribution Account Withdrawals.
(d)            Military Leave Withdrawals.
SECTION 14.   LOANS.
SECTION 15.   GENERAL PROVISIONS.
(a)            No Assignment of Rights.
(b)            Qualified Domestic Relations Orders.
(c)            Plan Mergers.
(d)            No Right in Trust Fund or to Employment.
(e)            Competency To Handle Benefits.
(f)             False or Erroneous Statements.
(g)            Effect of Re-Employment on Payment of Plan Benefit.
(h)            Governing Law.
(i)             Beneficiary.
(j)             Lost Participant or Beneficiary.
(k)            Rollover From Eligible Retirement Plan.
(l)             Rollover From IRA.
(m)           Return of Contributions.

(n)            Voting Rights.
(o)            Compliance With USERRA.
(p)            Unpaid Amounts.
SECTION 16.   FIDUCIARY RESPONSIBILITIES AND PLAN ADMINISTRATION.
(a)            Named Fiduciary for Plan Administration.
(b)            Named Fiduciary for Management of Plan Assets.
(c)            Service Providers.
(d)            Service in Several Fiduciary Capacities.
(e)            Delegation of Fiduciary Responsibilities.
SECTION 17.   FUNDING POLICY AND METHOD.
(a)            Contributions.
(b)            Expenses of the Plan and Trust.
(c)            Cash Requirements.
SECTION 18.   CLAIMS PROCEDURE.
(a)            Claims for Benefits.
(b)            Denial of Claim.
SECTION 19.   APPEAL PROCEDURES.
(a)            Plan Administrator Discretion.
(b)            Right To Appeal.
(c)            Form of Request for Review.
(d)            Time for Plan Administrator Action.
(e)            Decision on Review.
(f)             Rules and Procedures.
(g)            Exhaustion of Remedies.
(h)            Legal Actions.
SECTION 20.   AMENDMENT AND TERMINATION OF THE PLAN.
(a)            Amendment and Termination.
(b)            Termination of the Plan.
(c)            Allocation of Trust Fund Upon Termination of the Plan.
SECTION 21.   DEFINITIONS.
(a)            “Accounts”
(b)            “Affiliate”
(c)            “Affiliated Group”
(d)            “Annual Additions”
(e)            “Applicable Dividends”
(f)             “Beneficiary”
(g)            “Catch-up Contributions”
(h)            “Code”
(i)             “Company”
(j)             “Deferred Contributions”
(k)            “Deferred Contribution Account”

(l)             “Direct Rollover”
(m)          “Distributee”
(n)            “Distribution”
(o)            “Distribution Date”
(p)            “Dividend Payment Date”
(q)            “Eligible Compensation”
(r)             “Eligible Employee”
(s)             “Eligible Retirement Plan”
(t)              “Eligible Rollover Distribution”
(u)            “Employee”
(v)            “Employment Commencement Date”
(w)           “ERISA”
(x)            “ESOP Participant”
(y)            “Former HP Participant”
(z)            “Funds”
(aa)          “HP”
(bb)         “HPI Plan”
(cc)          “Investment Manager”
(dd)         “IRC”
(ee)         “Limitation Year”
(ff)           “Matching Contribution Account”
(gg)          “Matching Contributions”
(hh)          “Minimum Company Contributions”
(ii)           “Participant”
(jj)            “Participating Company”
(kk)         “Period of Severance”
(ll)           “Plan”
(mm)    “Plan Benefit”
(nn)          “Plan Committee”
(oo)         “Plan Year”
(pp)         “Pre-Tax Contributions”
(qq)         “Reemployment Commencement Date”
(rr)           “Required Beginning Date”
(ss)          “Rollover Contributions”
(tt)            “Rollover Contribution Account”
(uu)          “Roth Contributions”
(vv)         “Severance From Service”
(ww)   “Spouse”
(xx)          “Stock”
(yy)         “Subsidiary”
(zz)          “Total Compensation”
(aaa)    “Trust Agreement”
(bbb)    “Trustee”
(ccc)    “Trust Fund”
(ddd)   “Trust”
(eee)    “Valuation Date”

(fff)          “Fiscal Quarter”
SECTION 22.    EXECUTION.
APPENDIX A   TOP-HEAVY PROVISIONS
APPENDIX B    LIMITATIONS ON CONTRIBUTIONS
APPENDIX C    SPECIAL RULES FOR ACQUISITIONS AND DISPOSITIONS

v

HEWLETT PACKARD ENTERPRISE 401(K) PLAN

Effective as of November 1, 2015

SECTION 1.	ESTABLISHMENT AND PURPOSE OF THE PLAN.

In connection with the distribution by HP Inc. (the “Distribution”) to its shareholders of its interest in Hewlett Packard Enterprise Company (the “Company”) on or about November 1, 2015 (the “Distribution Date”), the Company established the Hewlett Packard Enterprise 401(k) Plan (the “Plan”), effective as of the Distribution Date.  As of the Distribution Date, assets and liabilities attributable to the accounts of certain participants (each, a “Former HP Participant”) in the HPI 401(k) Plan, formerly known as the Hewlett-Packard Company 401(k) Plan (the “HPI Plan”) whose employment was transferred to the Company in connection with the Distribution were transferred to the Plan.

The purposes of the Plan are to provide a convenient way for Eligible Employees to share in the ownership, earnings and growth of the Company, thereby offering the Eligible Employees an additional incentive to continue their careers with the Participating Companies and to provide the Eligible Employees an opportunity for regular savings for their retirement.  The Plan together with the Trust established hereunder is intended to qualify as a stock bonus plan under section 401(a) of the Code and as an individual account plan which permits each Participant to exercise control over certain assets of the Plan pursuant to section 404(c) of ERISA.  Certain rules which will become effective only if the plan becomes a “top-heavy plan” (as defined in section 416 of the Code) are set forth in Appendix A to the Plan.  The rules regarding the administration of the discrimination tests under sections 401(k) and 401(m) of the Code are set forth in Appendix B to the Plan.  Any special rules applicable to Accounts which, in whole or in part, derive from the plan of an entity acquired (or divested) by the Company may be set forth in a separate appendix to the Plan.  The Appendices will indicate whether their provisions are supplemental to or exclusive of the provisions of the Plan.  Any and all decisions involving the interpretation of the Plan’s provisions, including but not limited to, eligibility, contributions, vesting, investments, valuations, distributions, withdrawals and loans, shall be made by the Plan Committee in its sole discretion.

Notwithstanding any other provisions of the Plan, portions of the Plan are also intended to constitute an employee stock ownership plan under section 4975(e)(7) of the Code (the “ESOP”).  The portions of the Plan that constitute the ESOP are the Stock Fund and all other portions of the Plan necessary to meet the requirements of section 4975(e)(7) of the Code.  The portions of the Plan that constitute the ESOP shall be treated as such for all purposes including but not limited to sections 404(a)(9), 404(k) and 415(c) of the Code.

SECTION 2.	ELIGIBILITY AND PARTICIPATION.

(a)            Eligibility and Commencement of Participation.  Any Former HP Participant shall be immediately eligible to participate in accordance with the terms of the Plan.  Each other Employee may commence participation in the Plan as soon as administratively practicable on or following the date he or she becomes an Eligible Employee.

(b)            Suspension.  A Participant’s participation in the Plan shall be suspended for any period during which he or she:

(i)               Is on a formal leave of absence without pay authorized by the Company;

(ii)             Is on military leave, in accordance with the Company’s policy with respect to such leaves and subject to Section 15(o); or

(iii)            Ceases to qualify as an Eligible Employee but remains an Employee.

Participation shall also be suspended for six months after receipt of a hardship distribution under Section 13(b) of the Plan.

Notwithstanding any other provision of the Plan to the contrary except Section 15(o), a Participant shall not make any Deferred Contributions nor receive any allocation of Matching Contributions with respect to any period of suspension.  However, during any such period, the Participant’s Accounts shall continue to share in the income, gains, losses and expenses of the Trust Fund, and such Participant may continue to make investment directions pursuant to Section 9 hereof.

(c)            Termination of Participation.  An individual shall cease to be a Participant as of the date he or she ceases to be an Employee, unless the individual is entitled to benefits hereunder, in which event he or she shall cease to be a Participant on the earlier of the date of his or her death or the date no further amount is payable to the individual hereunder.

SECTION 3.	DEFERRED CONTRIBUTIONS.

(a)            Rate of Contributions.  Subject to the limitations of Appendix B and in accordance with the administrative procedures established by the Plan Committee, each Participant whose participation is not suspended may elect to make Deferred Contributions to the Plan at a rate equal to any percentage of the Participant’s Eligible Compensation during a payroll period not to exceed fifty percent (50%).  All Deferred Contributions shall be deemed to be employer contributions to the Plan and a Participant’s election to commence making Deferred Contributions shall constitute an election (for Federal tax purposes and, wherever permitted, for state and local tax purposes) to have his or her taxable compensation reduced by the amount of all Deferred Contributions.  Notwithstanding the foregoing, a Participant may only elect to make Deferred Contributions to the Plan with respect to his or her first $265,000 (as adjusted by the

Commissioner of Internal Revenue for increases in the cost of living in accordance with sections 401(a)(17) and 415(d) of the Code) of Eligible Compensation earned during the Plan Year.

A Participant may cause an election to make Deferred Contributions to be made by one of the two following methods:

(i)               Upon initially becoming an Eligible Employee (other than in connection with the initial establishment of the Plan as of the Distribution Date), and by failing to make an affirmative election or any other election to the contrary, a Participant shall be deemed to elect to make Pre-Tax Contributions at the rate of three percent (3%) of the Participant’s subsequently earned Eligible Compensation (and have those Deferred Contributions invested in the default fund as then designated by the IRC, unless and until an alternative investment election is received), effective as soon as administratively practicable after such individual becomes an Eligible Employee.

(ii)              A Participant may elect in the manner prescribed by the Plan Committee, to make no Deferred Contributions; or to make Deferred Contributions (either Pre-Tax Contributions or Roth Contributions) at a different rate (subject to the limitations set forth above); or to elect a different Fund(s).

In the case of a Former HP Participant whose Account was transferred to this Plan from the HPI Plan, the Participant’s deferral election in effect under the HPI Plan immediately prior to such transfer shall apply for purposes of this Plan and shall remain in effect unless and until changed in accordance with Section 3(b)(i).

If a former Participant is reemployed by a Participating Company as an Eligible Employee or if an Employee is in a suspension status described in Section 2(b) on the date he or she would otherwise recommence participation in the Plan, he or she shall first elect to make

Deferred Contributions as soon as administratively practicable on or after the day he or she is rehired or is no longer in suspension status, as applicable, in accordance with the above Sections 3(a)(i) and (ii).

Notwithstanding the foregoing, if a Participant’s participation is suspended due to the receipt of a hardship distribution, unless such Participant elects otherwise, his or her participation shall immediately begin again after the six month suspension period at the same rate of contribution that was in effect immediately prior to the suspension period, unless the Participant’s participation is otherwise suspended or terminated under the Plan.

(b)            Revocation and Change in Election.

(i)         Each Participant may elect to revoke or change the elections described in Section 3(a) by giving notice to the Plan Committee in the manner prescribed by the Plan Committee.  Such election shall take effect as of the first day of a payroll period as soon as administratively practicable following the date the notice is received.

(ii)             In addition, any Participant who commenced participation in the Plan pursuant to Section 3(a)(i) may elect, in the manner prescribed by the Plan Committee, to receive a refund of those Pre-Tax Contributions which he was deemed to have elected to defer under Section 3(a)(i), adjusted for earnings or losses, so long as such refund election is made no later than 90 days after the date the Participant commenced participation in the Plan under Section 3(a)(i).  If such Participant elects a refund pursuant to this paragraph (ii), any Matching Contributions attributable to such refunded Pre-Tax Contributions shall be forfeited.

(c)            Suspension of Contributions.

(i)               Subsequent to the election described in Section 3(a), a Participant may suspend all Deferred Contributions at any time by giving notice to the Plan Committee in the manner prescribed by the Plan Committee.  Such suspension shall take effect as of the end of a payroll period as soon as administratively practicable following the date the notice is received.

(ii)             A Participant who has voluntarily suspended Deferred Contributions may resume Deferred Contributions by giving notice to the Plan in the manner prescribed by the Plan Committee.  Such contributions shall take effect as soon as administratively practicable following the date the notice is received.

(iii)            A Participant’s Deferred Contributions shall automatically terminate upon the termination of the Participant’s employment with the Affiliated Group.

(d)            Time and Form of Contribution. Deferred Contributions shall be withheld from the Participant’s Eligible Compensation through regular payroll deductions.  All Deferred Contributions shall be paid to the Trustee and invested pursuant to Section 9 as soon as reasonably practicable following the date on which they are withheld.  The Participating Companies shall make Deferred Contributions in cash.

(e)            Compliance With Other Contribution Limitations.  Notwithstanding the foregoing provisions of this Section 3, the Plan shall be administered in accordance with Section 7 and Appendix B.  In order to maintain the qualified status of the Plan under section 401(a) of the Code, or to preserve the status of Deferred Contributions as employer contributions under section 401(k) of the Code, at any time in a Plan Year the Plan Committee may reduce the maximum percentage at which Deferred Contributions will be made to the Plan by a Participant during the remainder of the Plan Year, or the Plan Committee may require that such a Participant discontinue all Deferred Contributions for the remainder of the Plan Year.  Such a reduction or discontinuance of Deferred Contributions may be applied selectively to individual Participants or to particular classes of Participants, as the Plan Committee may determine.  Upon the close of each Plan Year, or on such earlier date as the Plan Committee may determine, any reduction or discontinuance made pursuant to this Section 3(e) shall cease to apply to the Participant until the Plan Committee again determines that a reduction or discontinuance of Deferred Contributions is necessary or desirable for the Participant.

In addition to requiring a prospective reduction or discontinuance of Deferred Contributions, the Plan Committee may distribute to any Participant his or her Deferred Contributions, if any, that are determined to be “Excess Contributions” or “Excess Deferrals” (as defined in Section 1 of Appendix B) and any income or losses attributable thereto in the manner set forth in Section 2 of Appendix B.

(f)            Catch-up Contributions.  Each Eligible Employee who will attain age 50 before the close of the Plan Year shall be eligible to make Catch-up Contributions in accordance with, and subject to the limitations of, section 414(v) of the Code.  Catch-up Contributions are Deferred Contributions made to the Plan that are in excess of an otherwise applicable plan limit and that are made by Participants who are age 50 or over by the end of their taxable years.  An otherwise applicable plan limit is a limit in the Plan that applies to Deferred Contributions without regard to Catch-up Contributions, such as the limits on annual additions, the dollar limitation on Deferred Contributions under section 402(g) of the Code (not counting Catch-up Contributions) and the limit imposed by the actual deferral percentage test under section 401(k)(3) of the Code. Catch-up Contributions for a Participant for a taxable year may not exceed the dollar limit on Catch-up Contributions under section 414(v)(2)(B)(i) of the Code for the taxable year, as adjusted by the Secretary of the Treasury for cost-of-living increases under section 414(v)(2)(C) of the Code.  Catch-up Contributions are not eligible for Matching Contributions under Section 5.  Catch-up Contributions are not subject to the limits on annual additions under Section 7, are not counted in the Average Deferral Percentage test, and are not counted in determining the minimum allocation under section 416 of the Code (but Catch-up Contributions made in prior years are counted in determining whether the Plan is top-heavy).

SECTION 4.	ROTH CONTRIBUTIONS.

(a)            General Application.  The Plan shall accept Roth Contributions made on behalf of Participants.  A Participant’s Roth Contributions shall be allocated to a separate account maintained for such deferrals as described in Section 4(b).  Unless specifically stated otherwise, Roth Contributions shall be treated as Deferred Contributions for all purposes under the Plan.

(b)            Separate Accounting.  Roth Contributions shall be subject to the following accounting rules:

(i)               Contributions and withdrawals of Roth Contributions shall be credited and debited to the Roth Contribution Account maintained for each Participant.

(ii)             The Plan shall maintain a record of the amount of Roth Contributions in each Participant’s Account.

(iii)            Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth Contribution Account and the Participant’s other Accounts under the Plan.

(iv)            No contributions other than Roth Contributions and properly attributable earnings shall be credited to each Participant’s Roth Contribution Account.

(c)            Direct Rollovers.  Roth Contributions shall be subject to the following rollover rules:

(i)               Notwithstanding Section 12(d), a direct rollover of a distribution from a Roth Contribution Account under the Plan shall only be made to another Roth elective deferral account under an applicable retirement plan described in section 402A(e)(1) of the Code or to a Roth IRA described in section 408A of the Code, and only to the extent the rollover is permitted under the rules of section 402(c) of the Code.

(ii)             Notwithstanding Sections 15(k) and 15(l), the Plan shall accept a rollover contribution to a Roth Contribution Account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in section 402A(e)(1) of the Code and only to the extent the rollover is permitted under the rules of section 402(c) of the Code.

(iii)            Any distribution from a Participant’s Roth Contribution Account is not taken into account in determining whether distributions from a Participant’s other accounts are reasonably expected to total less than $200 during a year. However, eligible rollover distributions from a Participant’s Roth Contribution Account are taken into account in determining whether the total amount of the Participant’s Account balances under the Plan exceeds $1,000 for purposes of mandatory distributions from the Plan under Section 12(f)(i).

(d)            Correction of Excess Contributions.

(i)               In the case of a distribution of Excess Contributions (as defined in Section 1 of Appendix B), a highly compensated employee may designate the extent to which the excess amount is composed of pre-tax elective deferrals and Roth Contributions but only to the extent such types of deferrals were made for the year.

(ii)              If the Highly Compensated Employee (as defined in Section 1 of Appendix B) does not designate which type of elective deferral is to be distributed, the Plan shall distribute after-tax elective deferrals first.

(e)            Distributions.  For purposes of Plan distributions, to the extent permitted by law and administratively practicable, the Participant may designate the extent to which the payment is composed of Pre-tax Contributions and Roth Contributions.

SECTION 5.	MATCHING CONTRIBUTIONS.

(a)            Quarterly Matching Contributions. The Participating Companies shall make Matching Contributions at a rate equal to 100 percent of the Deferred Contributions made by the Participant up to the first four percent of Eligible Compensation; provided, however, that in no case shall Matching Contributions be made with respect to Catch-up Contributions.  The amount of each Participant’s Matching Contribution shall be determined for each payroll period, based on the amount of the Participant’s Deferred Contributions each payroll period, and credited to each Participant’s Account at the time and in the manner described in Section 5(b).  In order to receive a Matching Contribution with respect to a Fiscal Quarter, a Participant must either be an Employee as of the last day of such Fiscal Quarter or have terminated employment during such Fiscal Quarter as a result of such employee’s death, termination under all of the terms and conditions (including the execution and non-revocation of a valid waiver and release) of a Company-approved severance program, the 2014 U.S. Phased Retirement Program, or in connection with a sale or other disposition by the Company of the business unit in which such Participant had been employed.

(b)            Time and Form of Matching Contributions.  Matching Contributions shall be made by the Participating Companies in cash only, and shall be paid to the Trustee and invested pursuant to Section 9 as soon as reasonably practicable after the end of each Fiscal Quarter.

SECTION 6.	MINIMUM COMPANY CONTRIBUTIONS.

For any Plan Year, the Company shall make qualified nonelective contributions to the Plan, only as required in accordance with Appendix B.

SECTION 7.	LIMITATION ON CONTRIBUTIONS.

(a)            General Limitation.  In no event shall the Annual Additions allocated to any Participant for any Limitation Year exceed the lesser of:

(i)               Fifty-three thousand dollars ($53,000) (as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with section 415(d) of the Code); or

(ii)             One hundred percent (100%) of the Participant’s Total Compensation for such Limitation Year.  This compensation limit shall not apply to any contribution for medical benefits after separation from service (within the meaning of sections 401(h) or 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

(b)            Effect of Limitation.  If the limitations described in Section 7(a) above would be exceeded with respect to any Participant for any Limitation Year, the Annual Additions allocated to the Participant for such Limitation Year shall be reduced by reducing the components of such Annual Additions, as necessary, in the order in which they are listed in the definition of Annual Additions.

(c)            Deemed 125.  For the purposes of the definition of Total Compensation and Eligible Compensation, including compensation defined under Section (c)(vi) of Appendix A,

Section 1(x) of Appendix B, and Section 1(aa) of Appendix B, amounts under section 125 of the Code include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage.  An amount will be treated as an amount under section 125 of the Code in accordance with the prior sentence only if the Company (or Participating Company, if applicable) does not request or collect information regarding the Participant’s other health care coverage as part of the enrollment process for the health plan.

SECTION 8.	ACCOUNTS AND VALUATION.

(a)            Accounts.  The following Accounts, as appropriate, shall be maintained for a Participant:

(i)          A “Matching Contribution Account” consisting of each Participant’s share of Matching Contributions and the realized or unrealized investment income, gains, losses and expenses allocable thereto;

(ii)         A “Deferred Contribution Account” consisting of each Participant’s share of Deferred Contributions (including separately, a Pre-Tax Contribution Account and a Roth Contribution Account), and Catch-up Contributions and the realized or unrealized investment income, gains, losses and expenses allocable thereto; and

(iii)       A “Rollover Contribution Account” consisting of each Participant’s share of Rollover Contributions and the realized or unrealized investment income, gains, losses and expenses allocable thereto.

(b)            Valuation of Accounts.  A Participant’s interest in each Account shall be represented by units of participation.  Each Account shall be adjusted as of each Valuation Date by the Trustee to reflect any change in the unit value of the Account since the immediately preceding Valuation Date.  The unit value of the Account shall be based on the fair market value of the Account, appropriately adjusted by the Trustee for any realized or unrealized investment income, gains, losses and expenses.  A Participant’s number of units shall be adjusted to reflect any installment payments, withdrawals or loans pursuant to Sections 12, 13 or 14, or the establishment of an account for an alternate payee as defined in section 414(p) of the Code (an “Alternate Payee”) pursuant to Section 15(b), from the Participant’s Accounts.  The valuation of units of participation will be based on values as of the close of business on each Valuation Date, and all transactions under the Plan will be based on this valuation, subject to any adjustments due to unusual circumstances, as may be determined to be in the best interest of all Participants by the IRC, in its discretion.

SECTION 9.	INVESTMENT OF ACCOUNTS.

              (a)            Investment Funds. Except as provided in Section 9(b) with respect to the Stock Fund and Section 9(g) with respect to the HPI Stock Fund, the Trust Fund shall be composed of such Funds as the IRC shall determine to make available from time to time and the IRC may change the available Funds at any time in its sole discretion by adding Funds, removing Funds, or changing Funds.

              (b)            The Stock Fund.  The Stock Fund shall be invested and reinvested primarily in Stock, except that small amounts of cash held in the Stock Fund may be invested and reinvested in interest-bearing short-term debt obligations, money market instruments, savings accounts or similar investments.  The Stock Fund shall consist of all Stock Fund investments held by the Trustee and all cash held by the Trustee which is derived from dividends, interest or other income from Stock Fund investments, Deferred Contributions, Matching Contributions and Rollover

Contributions to be invested in the Stock Fund, and proceeds from the sale or redemption of Stock Fund investments.  The cash shall be invested as provided in this Section 9(b).

In the absence of any direction from the Stock Fund Fiduciary (or any direction from an Investment Manager, where one has been appointed by the Stock Fund Fiduciary), the Trustee shall select the time, price, amount and manner of a purchase of Stock for the Stock Fund, and any broker, dealer or private seller through or from which a purchase of Stock is made; in addition, the Stock Fund Fiduciary (or any Investment Manager appointed for the Stock Fund) may direct the Trustee with respect to the type and amount of liquidity investments maintained in the Fund.  The Trustee in its discretion may purchase Stock that was distributed to a Participant or Beneficiary at the closing price of Stock as quoted on the New York Stock Exchange for the business day on which the Trustee receives a written offer to sell.  No commission shall be paid in connection with any such purchase.

(c)            Investment Directions.  A Participant may direct the investment of the Participant’s combined Deferred Contributions, Matching Contributions and Rollover Contributions among the Funds, in the manner prescribed by the Plan Committee at the time of enrollment or reenrollment.  A Participant may also be asked for a new investment direction as to balances or contributions for which he or she has earlier provided an affirmative election. The Participant may change the Participant’s investment directions for his or her combined Deferred Contributions, Matching Contributions and Rollover Contributions on a daily basis by instructing the Trustee in the manner prescribed by the Plan Committee.  Following enrollment or reenrollment in the manner prescribed by the Plan Committee, a Participant shall specify the percentage of the Participant’s combined Deferred Contributions, Matching Contributions and Rollover Contributions to be invested in such Funds.  Investment elections shall be in such minimum percentage amounts with respect to each Fund as permitted by the Plan Committee or the Trustee.

Notwithstanding any provision in the Plan to the contrary, a Participant’s investment in the Stock Fund shall be subject to the  limitations described in this paragraph.  A Participant may direct the investment of no more than 20% of his combined Deferred Contributions, Matching Contributions and Rollover Contributions and loan repayments into the Stock Fund.  A Participant shall not be permitted to direct the reinvestment of  his combined Rollover Contribution Account, Deferred Contribution Account and Matching Contribution Account if such reinvestment would cause the value of the Participant’s interest in the Stock Fund to exceed twenty percent (20%) of the total value of all of the Participant’s Accounts.  If a Participant makes an investment direction using a “rebalancing” feature offered by the Plan at a time when the value of the Participant’s interest in the Stock Fund exceeds twenty percent (20%) of the total value of all of the Participant’s Accounts, then the Participant’s investments shall automatically be adjusted such that the Participant’s interest in the Stock Fund does not exceed twenty percent (20%) of the total value of all of the Participant’s Accounts.

(d)            Reinvestment Directions.  On a daily basis, by instructing the Trustee in the manner prescribed by the Plan Committee, a Participant may direct the reinvestment of the Participant’s combined Rollover Contribution Account, Deferred Contribution Account and Matching Contribution Account among the Funds.  A Participant shall specify the reinvestment amounts of the Participant’s combined Rollover Account, Deferred Contribution Account and Matching Contribution Account to be invested in such Funds.  Reinvestment directions shall be in such minimum dollar or percentage amounts as permitted by the Plan Committee or the Trustee.

(e)            No Investment Directions.  In the event that a Participant fails to direct his or her investment or fails to affirmatively respond to the Plan Committee’s request for a new investment direction (as to new or existing balances or contributions), such Participant shall be presumed to have directed that his or her account or contributions be invested in the investment option identified for that purpose, as designated by the IRC from time to time.

(f)            Restrictions on Trading.  Notwithstanding any provision in the Plan to the contrary, the Plan Committee or the IRC is authorized to impose from time to time any restrictions or limitations on any or all Participants’ ability to direct the investment of his, her or their Accounts into or out of a certain Fund or Funds as the Plan Committee or the IRC may deem appropriate in its sole and absolute discretion.

(g)            The HPI Stock Fund.  Any shares of HP Inc. stock (“HPI Stock”) previously allocated to Participants’ accounts under the HPI Plan in connection with the Distribution shall be invested in the “HPI Stock Fund.”  The HPI Stock Fund shall be invested and reinvested primarily in HPI Stock, except that small amounts of cash held in the HPI Stock Fund may be invested and reinvested in interest-bearing short-term debt obligations, money market instruments, savings accounts or similar investments.  The HPI Stock Fund shall consist of all HPI Stock Fund investments held by the Trustee and all cash held by the Trustee which is derived from dividends, interest or other income from HPI Stock Fund investments, and proceeds from the sale or redemption of HPI Stock Fund investments.  Notwithstanding anything in the Plan to the contrary, a Participant may not direct the investment of his or her Accounts into the HPI Stock Fund, but may direct the investment of his or her Accounts out of the HPI Stock Fund.  Effective on or about November 1, 2016, the HPI Stock Fund shall be eliminated as an Investment Fund under the Plan and the HPI Stock will be liquidated.  The proceeds of the liquidation of the HPI Stock Fund shall be invested in one or more other Investment Funds, in accordance with procedures adopted by the IRC.

SECTION 10.	EMPLOYEE STOCK OWNERSHIP PLAN.

(a)            Establishment and Purpose.  The Stock Fund and those portions of the Plan necessary to meet the requirements of section 4975(e)(7) of the Code are established, effective as of the Distribution Date, for all Dividend Payment Dates occurring thereafter, as an employee stock ownership plan under section 4975(e)(7) of the Code (the “ESOP”).  As of such date, the purpose of the ESOP is to permit the current dividends paid on Stock held in the ESOP to be passed through directly to ESOP Participants.  The ESOP is designed to invest primarily in qualifying employer securities, which consist of the following: (i) common stock issued by the Company, or by a corporation within the same controlled group, which is readily tradeable on an established securities market (which requires that sales of the stock take place regularly and consistently based on the facts and circumstances), (ii) if there is no readily tradeable common stock, closely held common stock of the Company which has a combination of voting power and dividend rights equal to or in excess of the class of common stock of the Company having the greatest dividend rights and greatest voting power, or (iii) noncallable preferred stock if the stock is convertible into stock which meets the requirements of (i) or (ii) above, and if the conversion price is reasonable as of the date the ESOP acquired the preferred stock.

(b)            Participant Elections.

(i)               Each ESOP Participant may elect, in the manner provided by the Plan Committee, whether dividends payable on the Stock held by the ESOP Participant shall be paid directly in cash to the ESOP Participant or paid to the Stock Fund and reinvested in Stock.  If an ESOP Participant does not make the election set forth in the preceding sentence, dividends on Stock held in the Stock Fund by the ESOP Participant shall be automatically reinvested in Stock.  Any payment in cash pursuant to this Section 10(b)(i) shall be paid to the ESOP Participant no later than 90 days following the close of the Plan Year with respect to which the dividends are paid.

(ii)             Each ESOP Participant shall have a reasonable period of time prior to the Dividend Payment Date to make the foregoing election pursuant to this Section 10.

(iii)            Any election or automatic reinvestment in Stock made pursuant to Section 10(b)(i) shall become irrevocable as of the tenth business day preceding the applicable Dividend Payment date with respect to all dividends payable under the ESOP on such applicable Dividend Payment Date.  Any such election or automatic reinvestment shall remain in effect for all subsequent Dividend Payment Dates until changed in accordance with the terms of Section 10(b)(iv).

(iv)            Each ESOP Participant may change his or her election in the manner provided by the Plan Committee subject to the provisions set forth in Sections 10(b)(i), (ii) and (iii) above.

(v)              Notwithstanding any other provision of this Section 10(b), to the extent provided in Notice 2002-2 issued by the Internal Revenue Service or any successor notice or publication, an ESOP Participant who has elected a hardship withdrawal pursuant to the Plan must elect to receive dividends to the extent currently available to the ESOP Participant under the ESOP, provided however, that the foregoing requirement shall not apply as of the date permitted pursuant to any future guidance by the Internal Revenue Service.

(c)            Vesting.   ESOP Participants shall be fully vested at all times in all Applicable Dividends paid on applicable employer securities held by the ESOP.

(d)            Compliance with the Code and Regulations.  The ESOP shall meet the applicable requirements of section 4975(e)(7) of the Code and the regulations promulgated thereunder, including but not limited to the following:

(i)                The right of an ESOP Participant to demand that his or her benefits under the ESOP shall be distributed in the form of employer securities.

(ii)              Section 409(o) of the Code relating to distribution of the ESOP Participant’s Account.

(iii)            Section 409(e) of the Code relating to the voting rights of ESOP Participants.

(iv)            The ESOP shall not be directly or indirectly integrated with Social Security in compliance with section 54.4975-11(a)(7)(ii) of the Treasury Regulations.

(v)              The ESOP shall comply with section 54.4975(e)(7)-11(d)(1) of the Treasury Regulations requiring that a definite formula be provided for the allocation of  contributions and forfeitures and that securities acquired by the ESOP shall be accounted for as in other defined contribution plans.  For this purpose, valuations must be determined as of the most recent Valuation Date under the Plan.  However, for a transaction between the Plan and a disqualified person, value must be determined as of the date of the transaction.

(vi)             The ESOP cannot obligate itself to acquire securities from a particular security holder at an indefinite time determined upon the happening of an event such as the death of the holder in compliance with section 54.4975-11(a)(7)(i) of the Treasury Regulations.

(e)            Compliance with Notice 2002-2 and Successor Guidance.  The ESOP is intended to comply with Notice 2002-2 issued by the Internal Revenue Service, and any successor notice or publication.

SECTION 11.	VESTING.

(a)            Vesting in Deferred Contribution and Rollover Accounts. A Participant’s interest in his or her own Deferred Contribution Account and Rollover Account (plus earnings on such Accounts) will be fully vested at all times.

(b)            Vesting in Matching Contributions.  A Participant will be 100% vested in his or her Matching Contribution Account upon the earliest to occur of his or her (a) being credited with three years of Vesting Service, (b) attainment of age 65, (c) death before termination of employment, and (d) becoming eligible for disability benefits under the Company’s long-term disability benefits program.  In addition, a Participant shall be 100% vested in his or her Matching Contribution Account if he or she terminates employment from the Affiliated Group in connection with a sale or other disposition by the Company of the business unit in which the Participant had been employed.

(c)            Periods Counted as Vesting Service.

(i)               Periods of Service.  A Participant is credited with Vesting Service for each Period of Service under the “adjusted employment commencement date” method described and permitted under section 1.410(a)-7(a)(3)(i)(B) of the Treasury Regulations.  A “Period of Service” means any period beginning with a Participant’s Employment Commencement Date or Reemployment Commencement Date and ending on the date of the Participant’s next Severance from Service.  Notwithstanding the foregoing, a Former HP Participant is credited with Vesting Service for each Period of Service earned while employed by HP.

(ii)             Total Service and Aggregation Rules.  All Periods of Service shall be aggregated to determine years of Vesting Service.  Partial years of service will be aggregated based on a 365-day year, and no more than one year of Vesting Service may be earned in any 365-day period.

(iii)            Service with the Affiliated Group.  Only Periods of Service with a member of the Affiliated Group are counted for Vesting Service.  Service with an employer before it becomes a member of the Affiliated Group (or after it stops being a member of the Affiliated Group) is not counted.  Notwithstanding the preceding sentence, (A) service with an employer before it becomes a member of the Affiliated Group shall be counted as Vesting Service if the purchase, merger or similar agreement by which the employer becomes part of the Affiliated Group requires that service with such employer be counted as Vesting Service under this Plan, and (B) service as a Leased Employee counts as Vesting Service, but only to the extent required by section 414(n) of the Code.  In addition, service with an employer from whom a group of employees is hired pursuant to an outsourcing contract or similar agreement shall be counted as Vesting Service if the contract by which such group of employees become employees of the Company requires that such prior service be counted as Vesting Service, or if the Plan Committee otherwise approves of such prior employer service counting as Vesting Service with respect to a designated group of employees.

(iv)         Military Leaves.  A Participant who returns to employment with the Affiliated Group following a Military Leave while his or her employment rights remain protected by the federal veterans reemployment rights statute will be credited with Vesting Service for any Period of Severance (or portion thereof) attributable to the Military Leave; provided, however, that such crediting shall not duplicate any period credited under other parts of this Article.

(d)            Forfeitures and Buybacks.  This subsection only applies to Participants who are not 100% vested in Matching Contributions when they incur a Severance from Service.

(e)            Forfeitures.  A Participant will immediately forfeit any unvested Matching Contributions (A) upon receiving a distribution of the entire vested portion of his or her Account during a Period of Severance, or (B) upon incurring a five-year Period of Severance.

(f)            Restorations.  Contributions forfeited under Section 11(e) will be restored (without interest or earnings) upon reemployment by the Affiliated Group only if the Participant repays the full amount of the distribution to the Plan, and only if repayment is made before the earlier of:  (A) five years after the Participant’s Reemployment Commencement Date; and (B) the date that the Participant incurs a five-year Period of Severance after receiving the distribution.

(g)            Use of Forfeitures.  Amounts forfeited under this Section may be used to reduce employer contributions, to restore benefits previously forfeited, to pay Plan expenses, or for any other permitted use.

SECTION 12.	DISTRIBUTION OF PLAN BENEFITS.

(a)            Amount and Form of Distribution.  A Participant’s Plan Benefit with respect to his or her Deferred Contribution Account, Matching Contribution Account and Rollover

Contribution Account, if any, shall consist of the cash and equivalent shares of Stock credited to such Accounts valued on the Valuation Date on or following the date the Trustee receives a claim pursuant to Section 18 or, in the event of no claim, on the Valuation Date as of which the Trustee processes the distribution of the Participant’s Plan Benefit.  A Plan Benefit shall be paid in accordance with the following:

(b)            Lump Sum Distribution.  Except as provided in Section 12(c) below, the Participant (or in the event the Participant is deceased, the Participant’s Beneficiary) shall receive a lump sum distribution consisting of cash, except that a Participant or Beneficiary may elect to have his or her Plan Benefit attributable to the Stock Fund paid in whole shares of Stock, plus a check for any fractional shares.

(c)            Installments at Required Beginning Date.  If the amount of the Participant’s Plan Benefit exceeds $5,000 (determined as of the date of the distribution), the Participant may elect, in the manner prescribed by the Plan Committee, cash installments, payable at least annually, beginning on the Participant’s Required Beginning Date and continuing over a period not extending beyond the life expectancy of the Participant or the joint life expectancy of the Participant and his or her Beneficiary, in accordance with the requirements of section 401(a)(9) of the Code and the regulations thereunder.  Upon the death of a Participant who was receiving installment payments, payments will continue to the Participant’s Beneficiary for the remainder of the period elected by the Participant.  Notwithstanding the foregoing or any other provision of Plan to the contrary, once installment payments have begun, the Participant (or, if the Participant is deceased, the Participant’s Beneficiary) may elect at any time, in the manner prescribed by the Plan Committee, to have the entire remaining Plan Benefit distributed in a lump sum distribution.

The assets in the Participant’s Accounts shall be liquidated as necessary to fund the installment payments in the order prescribed by the Plan Committee.

(d)            Direct Transfer.  A Distributee may elect, subject to the conditions and administrative procedures prescribed by the Plan Committee, to have all or a portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.  A Participant or spouse Beneficiary may also elect to have his or her entire Plan Benefit (or a portion thereof) distributed in-kind in the form of a direct transfer to an individual retirement account maintained by the Trustee, subject to the establishment of an individual retirement account with the Trustee.

(e)            Form of Lump Sum.  If a Participant’s Plan Benefit is payable in a lump sum, and the Participant or Beneficiary (as applicable) fails to elect a form of lump sum distribution, the entire Plan Benefit shall be distributed in cash.

(g)            Time of Distribution.

              (i)         The following rules shall govern the time of distribution of the Participant’s Plan Benefit:

                            (A)            If the amount of the Participant’s Plan Benefit does not exceed $1,000 (determined as of the date of distribution), the Participant’s Plan Benefit shall be distributed in a lump sum distribution as soon as reasonably practicable after the Participant ceases to be an Employee, unless the Participant makes an earlier election to have such Plan Benefit rolled into an Eligible Retirement Plan.

(B)            If the amount of the Participant’s Plan Benefit is more than $1,000 but does not exceed $5,000 (determined as of the date of distribution), the Participant’s Plan Benefit shall be distributed in a direct rollover to an individual retirement account designated by the Plan Committee as soon as reasonably practicable after the Participant ceases to be an Employee, unless the Participant makes an earlier election to have such Plan Benefit paid directly to him as a lump sum distribution or rolled into another Eligible Retirement Plan.

           (ii)        If the amount of the Participant’s Plan Benefit exceeds $5,000 (determined as of the date of distribution), the Participant’s Plan Benefit shall not be distributed until he or she ceases to be an Employee and has elected to receive the Plan Benefit pursuant to Section 18, but in no event shall a Participant’s Plan Benefit be distributed (or commence being distributed) later than the Participant’s Required Beginning Date.

(iii)       Upon the death of a Participant prior to the date distribution of his or her Plan Benefits is made, or has begun in accordance with Section 12(c), as applicable, the Participant’s Plan Benefit shall be paid to his or her Beneficiary no later than 60 months after the date of the Participant’s death.  However, if the Plan Benefits do not exceed $5,000 (determined as of the date of distribution), the Participant’s Plan Benefit shall be distributed in a lump sum distribution to the Beneficiary or Alternate Payee as soon as reasonably practicable after the Participant’s death, unless the Beneficiary or Alternate Payee makes an earlier election to have such Plan Benefit rolled into an Eligible Retirement Plan.

(h)            Latest Commencement Permitted.  Notwithstanding any other provision of the Plan to the contrary, distribution of a Participant’s Plan Benefit shall be made or begin not later than the Participant’s Required Beginning Date and all distributions will be made in accordance with the requirements of section 401(a)(9) of the Code and the final regulations thereunder and the minimum distribution incidental benefit requirement of Code section 401(a)(9)(G).

SECTION 13.	WITHDRAWALS.

(a)            Age Fifty-Nine and One-Half.  Upon giving notice in the manner prescribed by the Plan Committee and satisfying the requirements of this Section 13(a), a Participant who is an Employee may, with such frequency as may be established by the Plan Committee, withdraw from his or her Matching Contribution Account and Deferred Contribution Account an amount in cash which is not more than the value of the Participant’s Accounts as of the date the withdrawal is made, only if the Participant will have attained age fifty-nine and one-half (59½) at the time the withdrawal is to be made.  All withdrawals pursuant to this Section 13(a) shall be in a minimum amount of one thousand dollars ($1,000.00) or, if less, the entire value (adjusted as provided in Section 8(b)) of the Participant’s Matching Contribution Account and Deferred Contribution Account as of the date the withdrawal is made.  A Participant may direct the order of liquidation of the Funds in his or her Accounts to fund the withdrawal in the manner prescribed by the Plan Committee.  Otherwise, the Funds in a Participant’s Accounts shall be liquidated on a pro rata basis to fund the withdrawal.

(b)            Hardship Withdrawals.  Notwithstanding Section 13(a), a Participant who is an Employee may in the event of a financial hardship, request a hardship withdrawal in the manner prescribed by the Plan Committee.  Such withdrawal shall be an amount in cash of not less than one thousand dollars ($1,000) or one hundred percent (100%) of the limit in the immediately succeeding sentence if less than one thousand dollars ($1,000).  Hardship withdrawals shall be limited to the value (adjusted as provided in Section 8(b)) of the Participant’s Deferred Contribution Account and Matching Contribution Account as of the date the withdrawal was made, but shall not include, with respect to the period after December 31, 1988, Matching Contributions or earnings on the Deferred Contribution Account and Matching Contribution

Account.  A Participant may direct the order of liquidation of the Funds in his or her Accounts to fund the withdrawal in the manner prescribed by the Plan Committee.  Otherwise, the Funds in a Participant’s Accounts shall be liquidated in the following order to fund the withdrawal, to the extent applicable to a Participant’s Accounts:  (i) any Rollover Contributions of elective deferrals other than any Rollover Contributions made by a Participant with respect to his or her account balance under a 401(k) plan maintained by an employer prior to the time such employer became a member of the Affiliated Group, (ii) any Catch-Up Contributions that were made on a pre-tax basis, (iii) any Participant Deferred Contributions, (iv) any vested Matching Contributions for years prior to 2007 or for 2007 that were made in accordance with Section 5(a) of the HPI Plan, (v) any vested Matching Contributions (other than those described in (iv) above), (vi) any after-tax contributions from a prior plan, (vii) any fund rebate allocations, (viii) any Rollover Contributions of amounts designated as Roth contributions under section 402A of the Code, (ix) any Roth Catch-Up Contributions, and (x) any other Roth Contributions.

A distribution shall be on account of a financial hardship only if the distribution is made on account of an immediate and heavy financial need and is necessary to satisfy such financial need.  The Plan Committee shall make its determination regarding the propriety of specific hardship withdrawals based on the Participant’s representations made in the manner prescribed by the Plan Committee.

(i)                The following shall constitute an immediate and heavy financial nee

      (A)          deductible medical expenses, within the meaning of section 213(d) of the Code, determined without regard to whether the expenses exceed 7.5% of adjusted gross income, as well as medical expenses that would be deductible under section 213(d) of the Code, except that they are incurred by the

 Participant’s domestic partner (the person with whom the Participant has signed and filed a notarized declaration of domestic partnership form as prescribed by the Company), provided that the domestic partner is the Participant’s designated Beneficiary;

      (B)           the purchase (excluding mortgage payments) of a principal residence for the Participant;

      (C)           payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the employee, or the employee’s spouse, children, or dependents, as defined in section 152 of the Code, without regard to sections 152(b)(1), (b)(2), and (d)(1)(B), or domestic partner (the person with whom the Participant has signed and filed a notarized declaration of domestic partnership form as prescribed by the Company), provided that the domestic partner is the Participant’s designated Beneficiary;

             (D))          the need to prevent the eviction of the Participant from, or a foreclosure on the mortgage of, the Participant’s principal residence;

             (E)           payment for burial or funeral expenses for the employee’s deceased parent, spouse, children or dependents, as defined in section 152 of the Code, without regard to section 152(d)(1)(B) of the Code, or domestic partner (the person with whom the Participant has signed and filed a notarized declaration of domestic partnership form as prescribed by the Company), provided that the domestic partner is the Participant’s designated Beneficiary;

             (F)            expenses for the repair of damage to the employee’s principal residence that would qualify for the casualty deduction under section 165 of the

Code, determined without regard to whether the loss exceeds 10% of adjusted gross income; or

             (G)           A financial need that has been identified as a deemed immediate and heavy financial need in a ruling, notice, or other document of general applicability issued under the authority of the Commissioner of Internal Revenue.

A distribution to meet an immediate and heavy financial need may include anticipated federal and state income taxes and penalties resulting from the hardship distribution.

(ii)             A distribution on account of an immediate and heavy financial need shall be deemed necessary to satisfy such need only if:

(A)            The amount withdrawn does not exceed the amount of the immediate and heavy financial need;

(B)            The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Affiliated Group;

(C)            The Participant’s contributions to the Plan, and the Company’s Employee Stock Purchase Plan, will be suspended for 6 months after the receipt of the hardship distribution.

(c)            Rollover Contribution Account Withdrawals.  A Participant may at any time withdraw all or a portion of the balance in his or her Rollover Contribution Account, in accordance with the procedures established by the Plan Committee.

(d)            Military Leave Withdrawals.      A Participant who is approved for a military leave of absence which extends for longer than thirty (30) days may, in accordance with rules established by the Plan Committee, withdraw from his or her Deferred Contribution Account an amount in cash which is not more than the value of the Participant’s Account as of the date the withdrawal is made.  A Participant may direct the order of liquidation of the Funds in his or her Account to fund the withdrawal in the manner prescribed by the Plan Committee; otherwise, the Funds in the Participant’s Account shall be liquidated on a pro rata basis to fund the withdrawal.  A Participant who effects a withdrawal under this Section 13(d) shall be prohibited from making any additional contributions to the Plan for 6 months after the date of the withdrawal.

SECTION 14.	LOANS.

Loans shall be available to Participants in accordance with section 2550.408b-1 of the Department of Labor Regulations, and with the written requirements set forth in separate procedures.  Such requirements shall apply equally to loans transferred to this Plan from the HPI Plan.

SECTION 15.	GENERAL PROVISIONS.

(a)            No Assignment of Rights.  The interest and property rights of any person in the Plan, in the Trust Fund or in any distribution to be made under the Plan shall not be subject to option nor be assignable, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor’s process, and any act in violation hereof shall be void, except as otherwise permitted under ERISA and the Code.

(b)            Qualified Domestic Relations Orders.  For all purposes under the Plan except Section 7, the value of a Participant’s Accounts shall not include the amount payable to an Alternate Payee pursuant to a qualified domestic relations order.  A separate account shall be established for an Alternate Payee consistent with an approved qualified domestic relations order at such time as the Plan Committee instructs the Trustee to establish such an account, after which the Alternate Payee shall have reinvestment direction rights provided in Section 9(c).

If requested, the Plan Committee shall make payment to an Alternate Payee pursuant to a qualified domestic relations order even if the Participant has not attained the “earliest retirement age” (within the meaning of section 414(p) of the Code).  Any payment to an Alternate Payee shall be valued pursuant to Section 12(a).

(c)            Plan Mergers.  Except as may be permitted under regulations issued by the Secretary of the Treasury, the Plan shall not merge or consolidate with, nor transfer assets or liabilities to, any other plan unless each Participant would receive a benefit under the Plan immediately after the merger, consolidation or transfer (if the Plan then terminated) which is equal to or greater than the benefit which he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

(d)            No Right in Trust Fund or to Employment.  No person shall have any rights in or to the Trust Fund, or any part thereof, or under the Plan, except as, and only to the extent, expressly provided for in the Plan.  The establishment of the Plan, the granting of benefits and any action of any member of the Affiliated Group or any other person shall not be held or construed to confer upon any person any right to be continued as an Employee nor, upon dismissal, to confer any right or interest in the Trust Fund other than as provided herein.  No provision of the Plan shall restrict the right of any member of the Affiliated Group to discharge any Employee at any time and for any reason.

(e)            Competency To Handle Benefits.  If, in the opinion of the Plan Committee, any person is unable to properly handle any property distributable to such person under the Plan, the Plan Committee may make any reasonable arrangement for the distribution of Plan Benefits on such person’s behalf that it determines will be beneficial to such person, including (without limitation) distribution to the person’s guardian, conservator, spouse, dependent or parent, and such payment shall completely discharge all liability with respect to the amount so paid.

(f)            False or Erroneous Statements.  If any person makes any statement which is false or erroneous, fails to state or furnish any material fact or information or fails to correct any such information which has been previously furnished to the Trustee, the Company or any other Participating Company, the benefits payable with respect to such person shall be adjusted, if necessary, upon the discovery of the accurate information.  The amount of any payments theretofore made in reliance on incorrect information shall be recalculated, if necessary, and reasonable steps shall be taken to recover any overpayment (including, but not limited to, a reduction of succeeding payments), as the Plan Committee may determine.  If any incorrect benefit is paid for any reason, reasonable steps shall be taken to correct such incorrect benefit (including, but not limited to, a reduction of succeeding payments in the amount of overpayment), as the Plan Committee may determine.

(g)            Effect of Re-Employment on Payment of Plan Benefit.  If a Participant is reemployed by any member of the Affiliated Group before his or her Plan Benefit has been distributed, distribution of his or her Plan Benefit under Section 12 shall not be made prior to the termination of his or her employment following re-employment.

(h)            Governing Law.  This Plan shall be construed in accordance with ERISA and, to the extent not preempted by ERISA, the laws of the State of Delaware.

(i)            Beneficiary.  Each Participant shall, in the form and manner prescribed by the Plan, designate a person(s) or entity (estate or trust) to be such Participant’s “Beneficiary” to receive amounts payable under the Plan in the event of the death of the Participant.  A designation must be received by the Plan prior to the Participant’s death to be a valid designation.  Any designation by a married Participant of a person other than his or her spouse as Beneficiary shall be effective only if his or her spouse consents in writing to such designation.  Such consent shall acknowledge the effect of such designation and shall be witnessed by a representative of the Company (if available) or a notary public.  The spouse may revoke such consent only in the event that the Participant changes his or her Beneficiary designation.  Subject to the foregoing, a Participant may change his or her Beneficiary from time to time in accordance with procedures established by the Plan Committee.  If the Participant has not designated a Beneficiary, or if the designated Beneficiary (or Beneficiaries) are not living at the time any payment is to be made hereunder, then (i) the spouse of the deceased Participant shall be his or her Beneficiary; or (ii) if the Participant has no spouse living at the time of such payment, his or her then living children shall be his or her Beneficiaries, in equal shares; or (iii) if the Participant has neither a spouse nor children living at the time of such payment, his or her then living parents shall be his or her Beneficiaries, in equal shares; or (iv) if the Participant has neither a spouse nor children nor parents living at the time of such payment, his or her then living brothers and sisters shall be his or her Beneficiaries, in equal shares; or (v) if none of the individuals described in (i) through (iv) are living at the time of such payment, his or her estate shall be his or her Beneficiary.  Solely for purposes of the immediately preceding sentence, the term “spouse” shall include domestic partners.  For such purpose, a “domestic partner” shall mean the person with whom the Participant has signed and filed a notarized declaration of domestic partnership form as prescribed by the Company.

In the case of a Former HP Participant whose Account was transferred to this Plan from the HPI Plan, the beneficiary designation shall remain in effect, and any consent to a non-spouse beneficiary shall remain a valid consent, unless and until changed in accordance with the procedures established by the Plan Committee.

A Beneficiary who makes a “qualified disclaimer” (as such term is defined in section 2518(b) of the Code) that meets the requirements of section 2518(b) of the Code and that is valid under applicable state law shall be treated as dying before the Participant, provided that such disclaimer is actually received by the Plan Committee (or its delegate) prior to the payment of any death benefit under the Plan, including full vesting.

(j)            Lost Participant or Beneficiary.  If the Plan Committee is unable to locate a Participant or Beneficiary who is entitled to receive any property which constitutes all or part of a Plan Benefit, then the Plan Committee may (but need not) reallocate such property among other Participants.  In the event that such Participant or Beneficiary thereafter makes a claim for such property, the Plan Committee shall reinstate such property (without income, gains or other adjustment) by making a special contribution to the Plan as soon as reasonably practicable after such claim is made.  However, if any property which constitutes all or part of a Plan Benefit would have been lost by reason of escheat, then such property shall not be subject to reinstatement by the Plan Committee.

(k)            Rollover From Eligible Retirement Plan.  With the consent of the Plan Committee, and in the form and manner prescribed by the Plan, an Eligible Employee may contribute all or any part of an “eligible rollover distribution” within the meaning of section 402(f)(2)(A) of the Code to the Plan, through a rollover in accordance with section 402(c), 403(a)(4), 403(b)(8)(A), or 457(e)(16)(A) of the Code, including a direct transfer in accordance with section 401(a)(31) of the Code and the regulations thereunder.

(l)            Rollover From IRA.  With the consent of the Plan Committee, and in the form and manner prescribed by the Plan Committee, an Eligible Employee may contribute to the Plan all or any portion of a distribution from an individual retirement account or annuity which meets the requirements of section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

(m)            Return of Contributions.  Each contribution to the Plan by the Participating Companies is expressly conditioned on its deductibility under section 404 of the Code.  In the event a deduction for such contributions is disallowed in whole or in part, the amount disallowed (reduced by any losses incurred with respect to such amount) shall be returned to the Participating Companies within one (1) year after the date of the disallowance of the deduction.  In addition, if a Participating Company makes any contribution because of a mistake of fact, then the amount contributed because of the mistake (reduced by any losses incurred with respect to such amount) may be returned to such Participating Company within one (1) year after the date the mistaken contribution was made.

(n)            Voting Rights.  Voting rights of Participants with respect to Stock shall be governed by the terms of the Trust Agreement and Section 10.

(o)            Compliance With USERRA.  Notwithstanding any other provision of the Plan to the contrary, with regard to an Employee who after serving in the uniformed services is reemployed on or after December 12, 1994, within the time required by the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended (“USERRA”), contributions, benefits and service credit shall be provided under the Plan with respect to his or her qualified military service (as defined in section 414(u)(5) of the Code) in accordance with section 414(u) of the Code.  With respect to an Eligible Employee who continues to participate in the Plan during a period of qualifying military service, (1) as permitted by section 414(u)(7) of the Code, for purposes of determining such Employee’s rate of Deferred Contributions, Eligible Compensation may be treated as the pay rate that would have been received by the Employee but for the period of qualifying military service; and (2) an Employee may elect to suspend his or her loan repayments during such period of qualifying military service without having such suspension treated as extending the term of such loan, as permitted by section 414(u)(4) of the Code.  In the case of a Participant who dies while performing qualified military service (as defined in section 414(u)(5) of the Code), the survivors of such Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death, including full vesting.

(p)            Unpaid Amounts.  To the extent not inconsistent with Section 15(i), if any payment due to a person remains unpaid at his or her death, the payment will be made to (i) that person’s spouse; (ii) if no spouse is living at the time of such payment, then his or her living children, in equal shares; (iii) if neither a spouse nor children are living, then his or her living parents, in equal shares; (iv) if neither spouse, nor children, nor parents are living, then his or her living brothers and sisters, in equal shares; (v) if none of the individuals described in (i) through (iv) are living, to his or her estate.  A person’s domestic partner shall be considered a person’s spouse for purposes of this paragraph.  The Company shall determine a person’s status as a domestic partner in a uniform and nondiscriminatory manner.  Such a determination shall be binding and conclusive on all parties.

SECTION 16.	FIDUCIARY RESPONSIBILITIES AND PLAN ADMINISTRATION.

(a)            Named Fiduciary for Plan Administration.  The Company is the “sponsor” of the Plan.  The Plan Committee shall be the named fiduciary with respect to operation and administration of the Plan.  With respect to the operation and administration of the Plan, the Plan Committee is the plan administrator under ERISA.  The Plan Committee shall make such rules, regulations and computations and shall take such other actions to administer the Plan as it may deem necessary or appropriate, in its sole discretion.  In administering the Plan, the Plan Committee shall act in a nondiscriminatory manner to the extent required by section 401 and related sections of the Code and shall at all times discharge its duties with respect to the Plan in accordance with the standards set forth in section 404(a)(1) of ERISA.  The Plan Committee shall have sole discretion to interpret the terms of the Plan and to determine eligibility for benefits pursuant to the objective criteria set forth in the Plan, and its rules, regulations, interpretations, computations and actions shall be conclusive and binding on all persons.

(b)            Named Fiduciary for Management of Plan Assets.  The IRC is the named fiduciary with respect to the control and management of the assets of the Plan other than the Stock Fund and the HPI Stock Fund.  The named fiduciary with respect to the control and management of the assets of the Stock Fund (the “Stock Fund Fiduciary”) and the named fiduciary of the HPI Stock Fund shall be appointed by the IRC, acting on behalf of the Company. In the event the IRC does not appoint a Stock Fund Fiduciary, the IRC shall serve in such role. The IRC and the Stock Fund Fiduciary may, in carrying out their respective responsibilities, engage one or more Investment Managers.  Notwithstanding the foregoing, each Participant is the named fiduciary for purposes of directing the investment of his or her own account.

(c)            Service Providers.  Each of the Plan Committee and the IRC may engage the services of such persons or organizations to render advice or perform services with respect to its duties and responsibilities under the Plan as it may determine to be necessary or appropriate.  Such persons or organizations may include, but shall not be limited to, actuaries, attorneys, accountants, administrators and consultants.

(d)            Service in Several Fiduciary Capacities.  Nothing herein shall prohibit any committee or person or group of persons from serving in more than one fiduciary capacity with respect to the Plan (including service both as Plan administrator and trustee).

(e)            Delegation of Fiduciary Responsibilities.

(i)               Plan Administration.  The Plan Committee may delegate any of its fiduciary responsibilities with respect to Plan administration to any other person or persons, including, but not limited to, Company Affiliates, directors, officers and/or employees, or a committee or committees consisting of such persons.  Any such delegation shall be terminable upon such notice as the Plan Committee, in its sole discretion, deems reasonable and prudent under the circumstances.

(ii)             Management of Plan Assets.  The IRC may delegate any of its fiduciary responsibilities with respect to the control and management of the assets of the Plan to the Trustee, to Company Affiliates, directors, officers and/or employees, or a committee or committees consisting of such persons.  Any such delegation shall be terminable upon such notice as the IRC, in its sole discretion, deems reasonable and prudent under the circumstances.

(iii)            Re-delegation.  To the extent permitted under the charter of each of the Plan Committee and the IRC, each delegated authority may be re-delegated in accordance with such guidelines.

SECTION 17.	FUNDING POLICY AND METHOD.

(a)            Contributions.  The Company shall cause the Participating Companies to make Deferred Contributions and Matching Contributions required pursuant to Sections 3, 4 and 5.

(b)            Expenses of the Plan and Trust.  The reasonable expenses of administering the Plan and Trust shall be charged to and paid out of the Trust pursuant to directions of the Company and as may be provided in the Trust Agreement, to the extent permitted by applicable law, unless in the Company’s discretion they are paid by the Participating Companies.  The Company shall have complete and unfettered discretion to determine whether an expense of the Plan or Trust shall be paid by the Participating Companies or out of the Trust Fund, and this Section shall not be construed to require the Participating Companies to pay any portion of the expenses of the Plan and Trust that the Company has directed be paid from the Trust Fund.  The Company’s discretion and authority to direct the Trust Fund to pay any reasonable expenses of the Plan and Trust shall not be limited in any way by any prior decision or act, whether repeated or sporadic, by the Company and other Participating Companies to pay any or all expenses of the Plan and Trust.

(c)            Cash Requirements.  If determined necessary, from time to time, the Company shall estimate the benefits and administrative expenses to be paid out of the Trust Fund during the period for which such estimate is made and shall also estimate the Deferred Contributions and Matching Contributions to be made to the Plan during such period by the Participating Companies.  The Company shall inform the Trustee and the IRC of the estimated cash needs of the Plan during the period for which such estimates are made.  Such estimates shall be made on an annual, quarterly, monthly or other basis as the Company shall determine.

SECTION 18.	CLAIMS PROCEDURE.

(a)            Claims for Benefits.
Except for the cashout of Plan Benefits pursuant to Section 12(f) or as required under section 401(a)(9) of the Code, no Plan Benefit will be paid to or on behalf of a Participant under the Plan until the Participant (or the Participant’s Beneficiary or an Alternate Payee) has filed a claim for benefits which contains all information which the Plan Committee may need to determine the amount and form of any payment due hereunder.  Such information may include, without limitation:  the Participant’s date of birth; the Participant’s marital status; the name, address and birth date of the Participant’s Beneficiary, if any; and copies of such proof of age or marital status as the Company may request.

All claims for benefits under the Plan must be made in the manner prescribed by the Plan Committee and as described more fully in the summary plan description for the Plan.
The Plan Committee has full discretion and final authority to interpret the terms of the Plan and to decide all questions involving claims submitted under the Plan.

(b)            Denial of Claim.  In the event any claim for benefits is denied, in whole or in part, the Plan Committee shall notify the claimant of such denial in writing and shall advise the claimant of his or her right to appeal the denial.  Such written notice shall set forth, in a manner calculated to be understood by the claimant, specific reasons for the denial, specific references to the Plan provisions on which the denial is based, a description of any information or material necessary for the claimant to perfect his or her claim, an explanation of why such material is necessary and an explanation of the Plan’s review procedure and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following denial on appeal.  Such written notice shall be given to the claimant within 90 days after the Plan Committee receives his or her claim, unless special circumstances require additional time for processing.  If additional time for processing is required, written notice shall be furnished to the claimant prior to the termination of the initial 90-day period.  Such notice shall indicate the special circumstances requiring the extension of time and the date by which the Plan Committee expects to render its decision on the claim for benefits.  In no event shall the decision of the Plan Committee (or its designee) be rendered more than 180 days after the claim is received.

SECTION 19.	APPEAL PROCEDURES.

(a)            Plan Administrator Discretion.  The Plan Committee has full discretion and final authority to interpret the terms of the Plan and to decide all questions involving appeals submitted under the Plan.

(b)            Right To Appeal.  Any person whose claim for benefits is denied, in whole or in part, or such person’s authorized representative, may appeal from the denial by submitting a written request for review of the claim to the Plan Committee within 60 days after receiving written notice of the denial.  The Plan Committee shall give the claimant (or the claimant’s representative) an opportunity to review pertinent documents in preparing a request for review.  The claimant will be provided with an opportunity to submit written comments, documents, records and other information relating to the claim for benefits.  The claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits (that is not privileged or protected).  On appeal, the Plan Committee will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(c)            Form of Request for Review.  A request for review must be made in writing and shall be addressed as follows:  “Plan Committee, Hewlett Packard Enterprise 401(k) Plan, 3000 Hanover Street, Palo Alto, CA  94304.”  A request for review shall set forth all of the grounds upon which it is based, all facts in support thereof and any other matters which the claimant deems pertinent.  The Plan Committee may require the claimant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its review.

(d)            Time for Plan Administrator Action.  The Plan Committee shall act upon each request no later than the date of the quarterly meeting of the Plan Committee that immediately follows the Plan’s receipt of a request for review, unless the request for review is filed within 30 days preceding the date of such meeting.  In such case, a benefit determination will be made by no later than the date of the second meeting following the Plan’s receipt of the request for review.  If special circumstances require a further extension of time for processing, a benefit determination shall be rendered not later than the third meeting of the Plan Committee following the Plan’s receipt of the request for review, and written notice shall be furnished to the claimant prior to such extension, indicating the date by which the Plan Committee expects to render its decision on the request for review and the special circumstances requiring the extension of time.

(e)            Decision on Review.  Within the time prescribed by Section 19(d), the Plan Committee shall give written notice of its decision to the claimant.  In the event the Plan Committee confirms the denial of the claim for benefits, in whole or in part, such notice shall set forth, in a manner calculated to be understood by the claimant, specific reasons for such denial and specific references to the Plan provisions on which the decision was based.  The notice will also include a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim (that is not privileged or protected), and a statement of the claimant’s right to bring an action under section 502(a) of ERISA.  In the event that the Plan Committee determines that the claim for benefits should not have been denied, in whole or in part, appropriate remedial action shall be taken as soon as reasonably practicable after receiving notice of the Plan Committee’s decision.

(f)            Rules and Procedures.  The Plan Committee may establish such rules and procedures, consistent with the Plan and with ERISA, as it may deem necessary or appropriate in carrying out its responsibilities under this Section 19.  The Plan Committee may require a claimant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at his or her own expense.

(g)            Exhaustion of Remedies.  No legal or equitable action for benefits under the Plan shall be brought unless and until the claimant:  (i) has submitted a claim (in the manner prescribed by the Plan Committee) for benefits; (ii) has been notified that the claim is denied; (iii) has filed a written request for a review of the claim in accordance with this Section 19; and (iv) has been notified in writing that the Plan Committee has affirmed the denial of the claim.

(h)            Legal Actions.  Any legal action for benefits under the Plan shall be commenced no later than the later of (i) one year following the satisfaction of the exhaustion requirements of Section 19(g), and (ii) two years from the date that the facts giving rise to the action occurred.

SECTION 20.	AMENDMENT AND TERMINATION OF THE PLAN.

(a)            Amendment and Termination.  Although the Company expects to continue the Plan indefinitely, the Company reserves the right to amend or terminate the Plan at any time by written action of the Company’s board of directors, its delegates, or the Plan Committee.  No amendment, however, shall (i) reduce the Plan Benefits of any Participant accrued as of the date the amendment is adopted, except to the extent that a reduction in accrued benefits may be permitted by ERISA and the Code, nor (ii) divert any part of the assets of the Trust Fund to purposes other than the exclusive purposes of providing benefits to the Participants, and Beneficiaries who have an interest in the Plan and defraying the reasonable expenses of administering the Plan.

(b)            Termination of the Plan.  Upon the termination of the Plan (or upon the complete discontinuance of Deferred Contributions and Matching Contributions to the Plan), (i) no part of the Trust Fund shall revert to the Participating Companies nor be used for or diverted to purposes other than the exclusive purposes of providing benefits to Participants and Beneficiaries who have an interest in the Plan and defraying the reasonable expenses of administering the Plan, and (ii) the Trust shall continue until the Trust Fund has been distributed to the affected Participants as provided in Section 20(c), and (iii) the Participating Companies shall have no obligation to continue making Deferred Contributions or Matching Contributions to the Plan after the termination thereof.  Except as otherwise provided in ERISA, neither a Participating Company, the Trustee, nor any other person shall have any liability or obligation to provide benefits hereunder after such termination.  Upon the termination of the Plan, Participants and Beneficiaries shall obtain benefits solely from the Trust Fund.  Upon any termination or partial termination of the Plan or the complete discontinuance of contributions thereto (within the meaning of section 411(d)(3) of the Code) the interest of each affected Participant, Beneficiary and Alternate Payee under a qualified domestic relations order in his or her Account at the date of such termination, partial termination, or discontinuance shall be nonforfeitable.

(c)            Allocation of Trust Fund Upon Termination of the Plan.  Upon the termination of the Plan (or upon the complete discontinuance of Deferred Contributions and Matching Contributions to the Plan), the Plan Benefit of each Participant shall be distributed, as the Company shall direct, to or on behalf of the Participant or his or her Beneficiary or continued in Trust until distributed in accordance with the terms of the Plan; provided, however, that the assets of the Trust Fund shall be allocated in accordance with section 403(d)(1) of ERISA.

Upon a partial termination of the Plan, this Section 20 shall apply only with respect to those Participants and Beneficiaries who are affected by such partial termination.

SECTION 21.	DEFINITIONS.

(a)            “Accounts” means, to the extent applicable to a Participant, one or more of the accounts set forth in Section 8(a).  Separate accounts shall be established to maintain any qualified nonelective contributions transferred to the Plan for the purpose of satisfying and complying with the rules of such contributions under the applicable federal laws and regulations.

(b)            “Affiliate” means any entity (whether corporation, partnership, joint venture or other entity) a substantial percentage of the equity interest of which is owned by the Company, by one or more Subsidiaries, or by the Company together with one or more Subsidiaries and which has been designated by the Company as an Affiliate for purposes of the Plan.

(c)            “Affiliated Group” means the Company, each Subsidiary and each Affiliate which, along with the Company, is a member of the same controlled group of corporations, trades or businesses under common control, or affiliated service group (within the meaning of sections 414(b), (c), and (m) of the Code), or which is required to be aggregated with the Company in accordance with regulations under section 414(o) of the Code.

(d)            “Annual Additions” means the sum of the following:

(i)               Deferred Contributions allocated to a Participant’s Deferred Contribution Account for a Limitation Year;

(ii)             Matching Contributions allocated to a Participant’s Matching Contribution Account for a Limitation Year; plus

(iii)            Any employer contributions or forfeitures allocated to the Participant for the Limitation Year under any other defined contribution plan of the Company or a Subsidiary.

(e)            “Applicable Dividends” shall have the meaning that term has under section 404(k)(2)(A) of the Code.

(f)            “Beneficiary” means the person or persons described in Section 15(i).

(g)            “Catch-up Contributions” means a voluntary contribution made by a Participant to the Plan pursuant to an election under Section 3(f).

(h)            “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i)            “Company” means Hewlett Packard Enterprise Company, a Delaware corporation, or its successor.

(j)            “Deferred Contributions” means amounts contributed to the Plan by the Participating Companies on behalf of Participants pursuant to Sections 3 and 4, and includes both Pre-Tax Contributions and Roth Contributions.

(k)            “Deferred Contribution Account” means the Deferred Contribution Account described in Section 8(a), to which the Deferred Contributions and Catch-up Contributions made on the Participant’s behalf are credited.

(l)            “Direct Rollover” means an Eligible Rollover Distribution that is paid by the Plan for the benefit of a Distributee to an Eligible Retirement Plan specified by the Distributee.

(m)            “Distributee” means a Participant, a Beneficiary or an Alternate Payee under a qualified domestic relations order (as defined in section 414(p) of the Code) if he or she is the spouse or former spouse of the Participant.

(n)            “Distribution” means the distribution by HP to its shareholders of its interest in the Company as of the Distribution Date.

(o)            “Distribution Date” means on or about November 1, 2015, the date on which the Company ceased to be a member of the Hewlett-Packard Company controlled group of corporations (within the meaning of section 1563(a) of the Code).

(p)            “Dividend Payment Date” means the date in on which dividends on Stock are paid.

(q)            “Eligible Compensation” means a Participant’s regular wage or salary from a Participating Company (which for alternative work schedule employees shall be determined in accordance with the Plan’s administrative practices), including Deferred Contributions made pursuant to Sections 3 and 4, deferrals made pursuant to section 125 of the Code under the Hewlett Packard Enterprise Cafeteria Plan and pursuant to sections 132(f)(4) and 457 of the Code.  Eligible Compensation also shall include commissions and shift differentials, sick leave, vacation, jury duty, bereavement and other approved paid time off, and other payments classified as Eligible Compensation pursuant to the Company’s payroll practices.  Eligible Compensation shall not include any compensation paid to a Participant for periods during which he or she is not an Eligible Employee; nor any compensation paid for periods after the last day of the month in which he or she ceases to be an Employee; nor overtime or other premium pay, compensation for work in excess of the regular work week, bonuses or incentive pay, severance pay, company performance payments, sick leave payments payable as a lump sum, pay received under the

Hewlett Packard Enterprise Disability Plan (the “Disability Plan”) that is paid by the Company’s disability claims administrator, on behalf of a Participating Company, to a Participant who is on “transitional return to work status” under the Disability Plan; nor other special compensation of any kind.

Eligible Compensation shall not exceed $265,000 (as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with sections 401(a)(17) and 415(d) of the Code) for a Plan Year.  The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year.  If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.  Notwithstanding the above, for purposes of this definition, the Plan Committee may elect to restrict the amount of a Participant’s Eligible Compensation in accordance with section 401(a)(17) at the end of a Plan Year, rather than throughout the Plan Year.

(r)            “Eligible Employee” means any Employee of a Participating Company, other than:  (i) an Employee whose employment is covered by a collective bargaining agreement (unless such agreement expressly provides for participation in the Plan); (ii) an Employee who is eligible for and receiving benefits under the Hewlett Packard Enterprise Disability Plan on account of a period of disability in excess of twenty-six (26) weeks; (iii) an Employee who is a nonresident alien with respect to the United States and who derives no earned income from a United States source (unless such Employee has been designated as an Eligible Employee by the Company); (iv) an Employee who is a United States citizen working outside the United States, unless he or she is on a United States payroll; (v) an Employee who is a resident of Puerto Rico;

(vi) an Employee who is deemed to be an employee of a member of the Affiliated Group pursuant to section 414(n) of the Code but who is not in fact a common-law employee of such member of the Affiliated Group; (vii) an Employee who is in a classification of employment designated by a Participating Company as “temporary” other than an Employee designated as a “Limited Term Employee”; (viii) any individual who is subject to a written agreement that provides that such individual shall not be eligible to participate in the Plan; (ix) any individual who is not classified by a member of the Affiliated Group as an Employee (but, for example, is classified as an “independent contractor”) even if such individual is later determined to be (or have been) an Employee.  An Eligible Employee shall be deemed to remain an Eligible Employee throughout any period of military service, if such Employee returns to active employment with a member of the Affiliated Group while his or her reemployment rights are protected by law.  An individual’s status as an Eligible Employee shall be determined by the Plan Committee in its sole discretion and such determination shall be conclusive and binding on all persons.

(s)            “Eligible Retirement Plan” means an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, a Roth individual retirement account or annuity described in section 408A of the Code, an annuity plan described in section 403(a) of the Code, an annuity contract described in section 403(b) of the Code, an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan, or a qualified trust described in section 401(a) of the Code, that accepts a Distributee’s Eligible Rollover Distribution.  The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the Alternate Payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

If any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a designated Roth Account, an Eligible Retirement Plan with respect to such portion shall include only another designated Roth account of the individual from whose account the payments or distributions were made, or a Roth IRA of such individual.  Notwithstanding the foregoing, with respect to a Distributee who is a non-spousal Beneficiary, an “Eligible Retirement Plan” shall mean only an inherited individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, or a Roth individual retirement account or annuity described in section 408A of the Code.

(t)            “Eligible Rollover Distribution” means a distribution of all or any portion of the balance to the credit of a Distributee, excluding: a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; a distribution to the extent such distribution is required under section 401(a)(9) of the Code; the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); a distribution described in section 1.402(c)-2, Q&A 4 of the Treasury Regulations; and any hardship distribution.

A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified plan described in section 401(a), or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(u)            “Employee” means any individual employed by any member of the Affiliated Group.

(v)            “Employment Commencement Date” means the first date on which a Participant performs an hour of service, as defined in DOL Reg. § 2530.200b-2(a)(1), for the Affiliated Companies.

(w)            “ERISA” means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

(x)            “ESOP Participant” means a Participant in the Plan who has any portion of his or her Accounts invested in the Stock Fund.  For purposes of Section 10 and the ESOP, ESOP Participants include, as applicable, the Beneficiaries and Alternate Payees of those individuals designated as ESOP Participants in the preceding sentence.

(y)            “Former HP Participant” means a Participant whose employment was transferred to the Company  and whose account in the HPI Plan was transferred to the Plan in connection with the Distribution.

(z)            “Funds” means the investment funds made available to Participants pursuant to Section 9(a).

(aa)            “HP” means HP Inc., formerly known as the Hewlett-Packard Company.

(bb)            “HPI Plan” means the HP Inc. 401(k) Plan, formerly known as the Hewlett-Packard Company 401(k) Plan.

(cc)            “Investment Manager” means a person who is appointed by the IRC or Stock Fund Fiduciary pursuant to Section 16, whether or not such person is an “investment manager” as such term is defined in section 3(38) of ERISA.

(dd)            “IRC” means the Investment Review Committee of the Company, as constituted from time to time.

(ee)            “Limitation Year” means the calendar year.

(ff)            “Matching Contribution Account” means the Matching Contribution Account described in Section 8(a), to which the Matching Contributions made on the Participants behalf are credited.

(gg)            “Matching Contributions” means amounts contributed to the Plan by the Participating Companies on behalf of Participants pursuant to Section 5.

(hh)            “Minimum Company Contributions” means amounts contributed to the Plan by the Company on behalf of Participants in accordance with the provisions of Section 6.

(ii)            “Participant” means any individual who is accruing benefits under the Plan or who is receiving or entitled to receive benefits under the Plan.  “Participant” shall also include an Alternate Payee for whom a separate account is established.

(jj)            “Participating Company” means the Company and each member of the Affiliated Group which has been designated as a Participating Company by the Plan Committee from time to time.

(kk)            “Period of Severance” means the period beginning with a Participant’s Severance from Service and ending on the Participant’s next Reemployment Commencement Date.

(ll)            “Plan” means the Hewlett Packard Enterprise 401(k) Plan, as set forth herein and as it may be amended from time to time.

(mm)                          “Plan Benefit” means the benefit payable to a Participant or Beneficiary, determined under Section 12.

(nn)            “Plan Committee” means the Plan Committee of the Company, as constituted from time to time.

(oo)            “Plan Year” means the calendar year.

(pp)            “Pre-Tax Contributions” means Eligible Employee’s contributions to the Plan in accordance with Section 3 that are not subject to taxation when contributed to the Plan.

(qq)            “Reemployment Commencement Date” means the first date following a Severance from Service on which a Participant performs an hour of service, as defined in DOL Reg. § 2530.200b-2(a)(1), for the Affiliated Group.

(rr)            “Required Beginning Date” means, with respect to a Participant, the latest date by which Plan Benefits may commence to the Participant.  With regard to a Participant who is not a five-percent (5%) owner, such date shall be the April 1 that next follows the later of (A) the calendar year in which the Participant attains age seventy and one-half (70½), or (B) the calendar year in which the Participant’s employment by the Affiliated Group terminates.  With regard to a Participant who is a five-percent (5%) owner, such date shall be the April 1 that next follows the calendar year in which the Participant attains age seventy and one-half (70½).

For purposes of this subsection, a Participant shall be considered a five-percent (5%) owner if the Participant is a five-percent (5%) owner determined in accordance with section 416 of the Code but without regard to whether the Plan is top-heavy and taking into account any modifications under section 401(a)(9) of the Code.

(ss)            “Rollover Contributions” means amounts contributed to the Plan pursuant to Section 15(k) or 15(l).

(tt)            “Rollover Contribution Account” means the Rollover Contribution Account described in Section 8(a) established pursuant to Section 15(k) or 15(l), to which the Participant’s Rollover Contributions are credited.

(uu)            “Roth Contributions” means an elective deferral that is: (i) designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Contribution that is being made in lieu of all or a portion of the Pre-Tax Contributions the Participant is otherwise eligible to make under the Plan; and (ii) treated by the Company as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.

(vv)            “Severance From Service” means the date that follows an Employment Commencement Date and is the earlier of (A) the date a Participant quits, is discharged, retires or dies; or (B) the first anniversary of the date a Participant is absent from service for any other reason (e.g., disability, vacation, leave of absence, etc.).

(ww)                          “Spouse” means the individual to whom the Participant is legally married.

(xx)            “Stock” means the common stock of Hewlett Packard Enterprise Company, par value one cent ($.01).

(yy)            “Subsidiary” means any corporation with respect to which the Company, one or more Subsidiaries, or the Company together with one or more Subsidiaries own not less than eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote or not less than eighty percent (80%) of the total value of all shares of all classes of stock.  For purposes of Section 7, the phrase “more than fifty percent (50%)” shall be substituted for the phrase “not less than eighty percent (80%)” wherever the latter phrase occurs in the preceding sentence.

(zz)            “Total Compensation” means the compensation of the Participant from the Company and each Subsidiary for the Limitation Year, determined in accordance with section 1.415(c)-2(d)(4) of the Treasury Regulations, as modified by the non-elective provisions of section 1.415(c)-2(e), (f) and (g) of the Treasury Regulations as set forth below, including elective deferrals (within the meaning of section 402(g)(3) of the Code) and any amount which is contributed or deferred by the Company or a Subsidiary at the election of the Participant and which is not includible in the gross income of the Participant by reason of sections 125, 132(f)(4) and 457 of the Code.

Total Compensation shall include (1) regular compensation for services that, absent a severance from service, would have been paid to the Participant if the Participant continued in employment with the Company, in accordance with section 1.415(c)-2(e)(3)(ii) of the Treasury Regulations, (2) payments of back pay within the meaning of section 1.415(c)-2(g)(8) of the Treasury Regulations, and (3) “differential wage payments” within the meaning of section 3401(h)(2) of the Code.

Notwithstanding the foregoing, no amount of Total Compensation in excess of the applicable limit under section 401(a)(17) of the Code in effect for the Plan Year shall be considered.  This limitation on Total Compensation shall be applied in a manner consistent with the provisions contained in section 1.415(c)-2(f) of the Treasury Regulations.

(aaa)                          “Trust Agreement” means that certain trust agreement effective November 1, 2015, by and between the Company and the Bank of New York Mellon, as it may be amended from time to time, providing for the receipt and investment of contributions under the Plan, and any successor or additional trust agreement between the Company and a Trustee or Trustees.  To the extent not inconsistent, the terms of the Trust Agreement are incorporated herein by reference.

(bbb)                          “Trustee” means Bank of New York Mellon, and any successor or additional trustee or trustees appointed pursuant to the Trust Agreement.

(ccc)                          “Trust Fund” means the trust fund established pursuant to the Trust Agreement.

(ddd)                          “Trust” means the trust established by the Trust Agreement.

(eee)                          “Valuation Date” means each business day the New York Stock Exchange is open.

(fff)            “Fiscal Quarter” shall mean any of the three-month periods beginning August 1 through October 31, November 1 through the following January 31, February 1 through April 30, and May 1 through July 31.

SECTION 22.	EXECUTION.

The Plan, as set forth herein, is hereby amended and restated this ____ day of _______________, 2015, effective as of November 1, 2015 (unless otherwise noted herein).

HEWLETT PACKARD ENTERPRISE COMPANY

By:

[NAME]
[TITLE]

APPENDIX A
TOP-HEAVY PROVISIONS
(a)            Determination of Top-Heavy Status.  Notwithstanding any other provisions of the Plan to the contrary, the following provisions shall become effective for any Plan Year in which the Plan is a “Top-Heavy Plan.”  The Plan shall be considered a Top-Heavy Plan for a Plan Year if, as of the Determination Date for such Plan Year, the Top-Heavy Ratio for the Aggregation Group exceeds 60 percent.

(b)            Minimum Allocations.  Notwithstanding any other provision of the Plan to the contrary, for any Plan Year during which the Plan is a Top-Heavy Plan, Matching Contributions allocated on behalf of any Participant who is employed on the last day of the Plan Year and who is not a Key Employee shall not be less than a percentage of the Participant’s Total Compensation equal to the lesser of (A) three percent, or (B) the percentage equal to the largest percentage that any Key Employee for that Plan Year receives of Matching Contributions and Deferred Contributions allocated on behalf of that Key Employee’s Total Compensation for that Plan Year.  Notwithstanding any other provision of the Plan to the contrary, Matching Contributions allocated on behalf of any Participant who is not a Key Employee that are used to satisfy the minimum allocation requirement of this Paragraph (b) shall not be included in such Participant’s Aggregate 401(m) Contributions (as defined in Section 1 of Appendix B).

(c)            Definitions.  For purposes of this Appendix A, the following definitions shall apply:

(i)                “Aggregation Group” means a group of qualified plans consisting of:

(A)            Each plan of the Affiliated Group in which a Key Employee participates; and each other plan of the Affiliated Group which enables any plan

A-1

in which a Key Employee participates to meet the requirements of sections 401(a)(4) or 410 of the Code; or

(B)            All plans of the Affiliated Group included under (A) above plus, at the election of the Plan Committee, one or more additional plans of the Affiliated Group that satisfy the requirements of sections 401(a)(4) and 410 of the Code when considered together with the plans included under (A) above.

(ii)              “Determination Date” means the last day of the preceding Plan Year.  The Valuation Date applicable to such Determination Date shall be the Valuation Date coinciding with or immediately preceding such Determination Date.

(iii)            “Key Employee” means a key employee as defined by section 416(i) of the Code and the regulations thereunder.

(iv)            Reserved.

(v)              “Top-Heavy Ratio” means the top-heavy ratio of the Aggregation Group as computed in accordance with section 416(g) of the Code and the regulations thereunder.

(vi)            “Total Compensation” means Total Compensation as defined under Section 21 of the Plan.

A-2

APPENDIX B
LIMITATIONS ON CONTRIBUTIONS

TABLE OF CONTENTS
SECTION 1. DEFINITIONS	B-1
(a) “ACP Test”	B-1
(b) “Actual Contribution Percentage”	B-1
(c) “Actual Deferral Percentage”	B-1
(d) “ADP Test”	B-1
(e) “Aggregate 401(k) Contributions”	B-1
(f) “Aggregate 401(m) Contributions”	B-2
(g) “Annual Deferral Limit”	B-3
(h) “Average Contribution Percentage”	B-3
(i) “Average Deferral Percentage”	B-4
(j) “Current Year Testing Method”	B-4
(k) “Excess Aggregate Contributions”	B-4
(l) “Excess Contributions”	B-4
(m) “Excess Deferrals”	B-5
(n) “HCE Group”	B-5
(o) “Highly Compensated Employee”	B-5
(p) “NHCE Group”	B-6
(q) “Nonhighly Compensated Employee”	B-6
(r) “Participant”	B-6
(s) “Plan”	B-6
(t) “Plan Coverage Change”	B-6
(u) “Prior Year Testing Method”	B-7
(v) “Qualified Matching Contributions”	B-7
(w) “Qualified Nonelective Contributions”	B-7
(x) “Section 414(s) Compensation”	B-7
(y) “Testing Method”	B-8
(z) “Top-Paid Group”	B-9
(aa) “Total Compensation”	B-10

SECTION 2.DEFERRAL AND AVERAGE DEFERRAL PERCENTAGE LIMITATIONS	B-10
(a) Maximum Annual Deferral Amount and Correction of Excess Deferrals.	B-10
(b) Average Deferral Percentage Limitation	B-11
(c) Determination of Maximum Actual Deferral Percentage and Dollar Amount of Excess Contributions.	B-11
(d) Allocation of Excess Contributions to Highly Compensated Employees.	B-12
(e) Correction of Excess Contributions.	B-13
(f) Special Rules.	B-14

SECTION 3.AVERAGE CONTRIBUTION PERCENTAGE LIMITATIONS	B-15
(a) Average Contribution Percentage Limitation.	B-15
(b) Determination of Maximum Actual Contribution Percentage and Dollar Amount of Excess Aggregate Contributions.	B-15

B-i

(c) Allocation of Excess Aggregate Contributions to Highly Compensated Employees.	B-16
(d) Correction of Excess Aggregate Contributions.	B-17
(e) Special Rules.	B-118

B-ii

APPENDIX B

LIMITATIONS ON CONTRIBUTIONS

SECTION 1.	DEFINITIONS
(a)            “ACP Test” means the average contribution percentage test as described in Section 3(a) of this Appendix B and as set forth in section 401(m)(2) of the Code and section 1.401(m)-2 of the Treasury Regulations.

(b)            “Actual Contribution Percentage” means the ratio, expressed as a percentage and computed to the nearest one-hundredth of one percent, of the Participant’s Aggregate 401(m) Contributions for the Plan Year to the Participant’s Section 414(s) Compensation for the Plan Year.

(c)            “Actual Deferral Percentage” means the ratio, expressed as a percentage and computed to the nearest one-hundredth of one percent, of the Participant’s Aggregate 401(k) Contributions for the Plan Year to the Participant’s Section 414(s) Compensation for the Plan Year.

(d)            “ADP Test” means the average deferral percentage test as described in Section 2(b) of this Appendix B and as set forth in section 401(k)(3) of the Code and section 1.401(k)-2 of the Treasury Regulations.

(e)            “Aggregate 401(k) Contributions” means the amount of Participating Company contributions actually paid over to the Trust on behalf of such Participant for the Plan Year.  Participating Company contributions on behalf of any Participant shall include Deferred Contributions (other than catch-up contributions) made pursuant to the Participant’s deferral election (including Excess Deferrals of Highly Compensated Employees) but shall exclude (a) Excess Deferrals of Nonhighly Compensated Employees that arise solely from Deferred Contributions made under the Plan or plans of the Company or a member of the Affiliated

Group, (b) Deferred Contributions that are taken into account in the ACP Test (provided the ADP Test is satisfied both with and without exclusion of these Deferred Contributions), and (c) Deferred Contributions that are distributed to meet the limit described in Section 7.  If the Plan does not satisfy the ADP Test on the basis of Deferred Contributions, Regular Company Contributions shall be taken into account under the ADP Test, but only if the Regular Company Contributions are Qualified Matching Contributions that meet the requirements of section 1.401(k)-2(a)(6) of the Treasury Regulations.  If the Plan does not satisfy the ADP Test on the basis of the Deferred Contributions and Regular Company Contributions described in the prior sentences, Qualified Nonelective Contributions shall be taken into account under the ADP Test, but only if the Qualified Nonelective Contributions meet the requirements of section 1.401(k)-2(a)(6) of the Treasury Regulations.  An Eligible Employee who would be a Participant but for the failure to make Deferred Contributions shall be treated as a Participant on whose behalf no Deferred Contributions are made.

(f)            “Aggregate 401(m) Contributions” means the sum of the Employee after-tax contributions (if any) and Regular Matching Contributions (to the extent not taken into account for purposes of the ADP Test) made under the Plan on behalf of a Participant for a Plan Year.  Such Aggregate 401(m) Contributions shall not include Regular Matching Contributions that are forfeited either (a) to correct Excess Aggregate Contributions or meet the limit described in Section 7, or (b) because the contributions to which they relate are Excess Deferrals, Excess Contributions, Excess Contributions, or contributions are distributed to meet the limit described in Section 7.  If the Plan does not satisfy the ACP Test on the basis of these contributions, Deferred Contributions shall be taken into account under the ACP Test, but only if the ADP Test is met before the Deferred Contributions are used in the ACP Test and continues to be met following the exclusion of the Deferred Contributions that are used to meet the ACP Test.  If the Plan does not satisfy the ADP Test on the basis of the contributions described in the prior sentences, Qualified Nonelective Contributions shall be taken into account under the ACP Test, but only if the Qualified Nonelective Contributions meet the requirements of section 1.401(k)-2(a)(6) of the Treasury Regulations.  An Eligible Employee who would be a Participant but for the failure to make Deferred Contributions shall be treated as a Participant on whose behalf no Regular Matching Contributions are made.

Notwithstanding the preceding paragraph, a Participant’s Aggregate 401(m) Contributions shall not include (i) Matching Contributions that are forfeited from the Participant’s Account because the Matching Contribution is attributable to Deferred Contributions that are distributed to the Participant to correct Excess Deferrals, Excess Contributions or an excess Annual Addition and (ii) Matching Contributions that are forfeited from the Participant’s Account to correct an excess Annual Addition.

(g)            “Annual Deferral Limit” means (except to the extent permitted under Section 3(e) of this Appendix B and section 414(v) of the Code) for any calendar year, the maximum dollar limit in effect under section 402(g) of the Code (as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with section 402(g)(5) and 415(d) of the Code), applicable to the sum of a Participant’s Deferred Contributions and other elective deferrals (as defined in section 402(g)(3) of the Code).

(h)            “Average Contribution Percentage” means the average, computed to the nearest one-hundredth of one percent, of the Actual Contribution Percentages (including zero percentages) for Participants within the specified group.

(i)            “Average Deferral Percentage” means the average, computed to the nearest one-hundredth of one percent, of the Actual Deferral Percentages (including zero percentages) for Participants within the specified group.

(j)            “Current Year Testing Method” means, for any Plan Year, the use of the Plan Year’s Average Deferral Percentage for the Plan Year’s NHCE Group for purposes of performing the Plan Year’s ADP Test and/or the use of the Plan Year’s Average Contribution Percentage for the Plan Year’s NHCE Group for purposes of performing the Plan Year’s ACP Test.

(k)            “Excess Aggregate Contributions” means the excess of (a) the Aggregate 401(m) Contributions made on behalf of the HCE Group for such Plan Year, over (b) the maximum of such contributions permitted by the ACP Test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Aggregate 401(m) Contributions beginning with the highest of such percentages).  Such determination shall be made after first determining Excess Deferrals and then determining Excess Contributions.

(l)            “Excess Contributions” means the excess of (a) the Aggregate 401(m) Contributions made on behalf of the HCE Group for such Plan Year, actually taken into account in computing the Average Deferral Percentage of members of the HCE Group for such Plan Year, over (b) the maximum amount of such contributions permitted by the ADP Test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the Average Deferral Percentages, beginning with the highest of such percentages).

(m)           “Excess Deferrals” means the amount of a Participant’s Deferred Contributions and other elective deferrals (as defined in section 402(g)(3) of the Code) that exceed the Annual Deferral Limit.

(n)            “HCE Group” means, for any Plan Year, the group of Highly Compensated Employees who are eligible to contribute or have amounts contributed on their behalf for the respective Plan Year (including a Participant who is otherwise eligible but who may be suspended from making or receiving contributions by reason of withdrawing from his or her Accounts).

(o)            “Highly Compensated Employee” means an Employee who:

(i)               At any time during the year or the preceding year, was a five-percent (5%) owner (as defined in section 416(i)(1) of the Code taking into account the attribution rules as defined in section 318(a) of the Code); or

(ii)            For the preceding year, received Total Compensation of more than $120,000 (as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with sections 414(q)(1) and 415(d) of the Code).

For this purpose, the particular year of the Plan (the Plan Year) for which a determination is being made is the determination year and the preceding year (the prior Plan Year) is the look-back year.

A former Employee who separated from service (or is deemed to have separated) prior to the determination year, performs no service for a member of the Affiliated Group during the determination year and was a highly compensated employee, in accordance with section 414(q) of the Code as then in effect, in either his or her separation year or any determination year ending on or after his or her 55th birthday, shall be treated as a Highly Compensated Employee.

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the Top-Paid Group, will be made in accordance with section 414(q) of the Code.

The Company may elect to modify the method described in this Section 1(o) of Appendix B for defining “Highly Compensated Employee” by electing to apply the $120,000 limit described above with regard to whether an Employee is in the Top-Paid Group subject to the consistent application of this election to the extent required by IRS Notice 97-45 or any superseding guidance provided in a ruling, notice, or other document of general applicability issued under the authority of the Commissioner of Internal Revenue.

(p)            “NHCE Group” means, for any Plan Year, the group of Nonhighly Compensated Employees who are eligible to contribute or have amounts contributed on their behalf for the respective Plan Year (including a Participant who is otherwise eligible but who may be suspended from making or receiving contributions by reason of withdrawing from his or her Accounts).

(q)            “Nonhighly Compensated Employee” means, for any Plan Year, an Employee who is not a Highly Compensated Employee.

(r)            “Participant” means, for any Plan Year, an Eligible Employee who is eligible to contribute or have amounts contributed on his or her behalf for the respective Plan Year.

(s)            “Plan” means, for purposes of Section 2 of this Appendix B, the 401(k) portion of the Plan and for purposes of Section 3 of this Appendix B, the 401(m) portion of the Plan. Otherwise the term Plan has the meaning set forth in Section 21 of the Plan.

(t)            “Plan Coverage Change” means, for any Plan Year, a change in the group of Eligible Employees covered under the Plan by reason of (i) an amendment to the Plan, (ii) a Plan merger, consolidation or spin-off under section 414(l) of the Code,  (iii) a change in the way the Plan is aggregated or disaggregated for purposes of performing the ADP Test or ACP Test, or (iv) a combination of any of the foregoing.

(u)            “Prior Year Testing Method” means, for any Plan Year, the use of the preceding Plan Year’s Average Deferral Percentage for the preceding Plan Year’s NHCE Group for purposes of performing the Plan Year’s ADP Test and/or the use of the preceding Plan Year’s Average Contribution Percentage for the preceding Plan Year’s NHCE Group for purposes of performing the Plan Year’s ACP Test.

(v)            “Qualified Matching Contributions” means matching contributions that are nonforfeitable when made to the Plan and that are distributable only in accordance with the distribution provisions (other than hardships) applicable to Deferred Contributions.

(w)          “Qualified Nonelective Contributions” means contributions (other than Regular Matching Contributions and Qualified Matching Contributions) made by a Participating Company and allocated to Participants’ accounts, that (a) a Participant may not elect to receive in cash until distributed from the Plan, (b) are nonforfeitable when made to the Plan, and (c) are distributable only in accordance with the distribution provisions (other than for hardships) applicable to Deferred Contributions.

(x)            “Section 414(s) Compensation” means “wages” as defined in section 3401(a) of the Code for purposes of income tax withholding at the source and all other payments of compensation reportable under sections 6041(d), 6051(a)(3) and 6052 of the Code and the regulations thereunder but determined without regard to any rules that limit the remuneration included in wages or reportable compensation based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code), and modified, at the election of the Plan Committee, to exclude amounts paid or reimbursed for moving expenses incurred by the Employee, if at the time or payment or reimbursement it is reasonable to believe that the amounts are deductible by the Employee under section 217 of the Code.  The definitions set forth in the preceding sentence shall be modified to include an Employee’s elective deferrals (as defined in section 402(g)(3) of the Code) under any plan, contract or arrangement maintained by a member of the Affiliated Group and any amount which is contributed or deferred by a member of the Affiliated Group at the election of the Employee and which is not includible in the gross income of the Employee under sections 125, 132(f)(4) and 457 of the Code.

Section 414(s) Compensation shall be limited to $265,000 per Plan Year (as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with sections 401(a)(17) and 415(d) of the Code).

Section 414(s) Compensation shall be determined in accordance with Treasury Regulation section 1.415(c)-2(d)(4), as modified by the non-elective provisions of Treas. Reg. section 1.415(c)-2(e), (f), and (g) as set forth herein, including elective deferrals as described above.

It shall include (1) regular compensation for services that, absent a severance from service, would have been paid to the Participant if the Participant continued in employment with the Company, in accordance with Treasury Regulation section 1.415(c)-2(e)(3)(ii), (2) payments of back pay within the meaning of Treasury Regulation section 1.415(c)-2(g)(8), and (3) “differential wage payments” within the meaning of section 3401(h)(2) of the Code.

(y)            “Testing Method” means the Current Year Testing Method.  The election to use the Current Year Testing Method can be changed to the Prior Year Testing Method only if the

Plan has used the Current Year Testing Method for each of the preceding five Plan Years or if, as a result of a merger or acquisition described in section 410(b)(6)(C)(i) of the Code, the Company maintains both a plan using the Prior Year Testing Method and a plan using the Current Year Testing Method and the change is made within the transition period described in section 410(b)(6)(C)(ii) of the Code.

(z)            “Top-Paid Group” means, for any Plan Year, the top twenty percent (20%) (in terms of Total Compensation) of all Employees, excluding the following:

(i)            Any Employee covered by a collective bargaining agreement except to the extent otherwise provided under section 1.414(q)-1T of the Treasury Regulations;

(ii)            Any Employee who is a nonresident alien with respect to the United States and who receives no earned income (within the meaning of section 911(d)(2) of the Code) from a member of the Affiliated Group that constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code);

(iii)            Any Employee who has not completed at least 500 hours of service during any six-month period by the end of the Plan Year;

(iv)            Any Employee who normally works less than 17½  hours per week;

(v)            Any Employee who normally works during less than six months during any year; and

(vi)            Any Employee who has not attained the age of 21 at the end of the Plan Year.

The Plan Committee may elect, in a consistent and uniform manner, to apply one or more of the service-and-age-based exclusions in subparagraphs (iii), (iv), (v) and (vi) of this Section

1(z) by substituting a shorter period of service or a younger age or by not excluding Employees on the basis of service or age.

(aa)            “Total Compensation” means the “Section 414(s) Compensation” as defined in Section 1(x) of Appendix B received by an Employee during the Plan Year from a member of the Affiliated Group.

SECTION 2.	DEFERRAL AND AVERAGE DEFERRAL PERCENTAGE LIMITATIONS
(a)            Maximum Annual Deferral Amount and Correction of Excess Deferrals.  A Participant’s Deferred Contributions for a calendar year, together with his or her elective deferrals (as defined in section 402(g)(3) of the Code) under all other plans, contracts or arrangements maintained by a member of the Affiliated Group, shall not exceed the Annual Deferral Limit.  In the event a Participant’s Deferred Contributions for a calendar year, together with his or her elective deferrals (as defined in section 402(g)(3) of the Code) under any other plans to which the Participant may, by written notice to the Plan Committee by the following March 1 (or as late as April 14 if allowed by the Plan Committee) notify the Plan Committee that an Excess Deferral has occurred, designate all or a portion of the Excess Deferral as attributable to the Plan and request that the amount be distributed.  If the Participant fails to provide timely notice to the Plan Committee, then the Plan Committee shall be deemed to be on notice that an Excess Deferral has occurred and shall designate one or more of such plans, contracts or arrangements (including the Plan) from which the Excess Deferrals shall be distributed.

To the extent a Participant’s Deferred Contributions are determined to be reduced as described in this Section 2(a) of Appendix B,  Deferred Contributions (reduced by Deferred Contributions previously distributed as Excess Contributions to the Participant for the Plan Year beginning with or within the calendar year), plus any income or minus any loss attributable thereto for the calendar year to which the Excess Deferrals relate, shall, no later than April 15 next following the close of the calendar year, be distributed to the Participant.  Excess Deferrals distributed shall not be included in the determination of the Participant’s Annual Addition for the year the amounts were contributed.

The Excess Deferrals shall be distributed first from unmatched Deferred Contributions and then from matched Deferred Contributions.  Any Matching Contributions attributable to distributed Excess Deferrals as described in this Section 2(a) of Appendix B shall be forfeited and used to reduce future Matching Contributions to be made as soon as administratively feasible.

Income or loss on amounts distributed shall be determined pursuant to section 1.402(g)-1(e)(5) of the Treasury Regulations.

(b)            Average Deferral Percentage Limitation.  The Average Deferral Percentage of Eligible Employees must satisfy one of the following tests described in Code section 401(k)(3):  (1)  the Average Deferral Percentage for Eligible Employees who are members of the HCE Group must not exceed the current Plan Year’s Average Deferral Percentage of Eligible Employees who are members of the NHCE Group, multiplied by 1.25; or (2)  the Average Deferral Percentage for Eligible Employees who are members of the HCE Group must not exceed the current Plan Year’s Average Deferral Percentage for Eligible Employees who are members of the NHCE Group, multiplied by 2.0, provided that the Average Deferral Percentage for Eligible Employees who are members of the HCE Group does not exceed the Average Deferral Percentage for Eligible Employees who are members of the NHCE Group by more than two (2) percentage points.

(c)            Determination of Maximum Actual Deferral Percentage and Dollar Amount of Excess Contributions.  If the ADP Test is not satisfied, the Plan Committee shall determine, no later than the end of the next Plan Year, a maximum permitted Actual Deferral Percentage to be used in place of the calculated Actual Deferral Percentage for each Highly Compensated Employee whose Actual Deferral Percentage is in excess of the maximum permitted and that would thereby reduce the Average Deferral Percentage for the HCE Group by a sufficient amount to satisfy the ADP Test. The maximum Actual Deferral Percentage shall be determined by use of a leveling process, whereby the Highly Compensated Employee with the largest Actual Deferral Percentage shall have his or her Actual Deferral Percentage reduced to a percentage equal to the lesser of the percentage required to satisfy the ADP Test or to cause his or her Actual Deferral Percentage to equal that of the Actual Deferral Percentage of the Highly Compensated Employee with the next largest Actual Deferral Percentage.  The leveling process shall be repeated until the ADP Test is satisfied.

With regard to each Highly Compensated Employee whose Actual Deferral Percentage is in excess of the maximum permitted Actual Deferral Percentage, a dollar amount of Excess Contributions shall then be determined by subtracting the product of the maximum permitted Actual Deferral Percentage and the Highly Compensated Employee’s Section 414(s) Compensation from the Highly Compensated Employee’s Aggregate 401(k) Contributions.  The amounts shall then be aggregated to determine the total dollar amount of Excess Contributions.

(d)            Allocation of Excess Contributions to Highly Compensated Employees.  The Excess Contributions for a Plan Year determined in Section 2(c) of this Appendix B, if any, shall then be allocated to Highly Compensated Employees by use of a leveling process, whereby the Highly Compensated Employee with the largest dollar amount of Aggregate 401(k) Contributions shall have his or her Aggregate 401(k) Contributions reduced in an amount equal to the lesser of the dollar amount of Excess Contributions for all Highly Compensated

Employees or the dollar amount that would cause his or her Aggregate 401(k) Contributions to equal that of the Highly Compensated Employee with the next largest dollar amount of Aggregate 401(k) Contributions.  The leveling process shall be repeated until all Excess Contributions are allocated to Highly Compensated Employees.

(e)            Correction of Excess Contributions.  To the extent a Highly Compensated Employee’s Aggregate 401(k) Contributions are determined to be reduced as described in Section 2(d) of this Appendix B, Excess Contributions (reduced by Deferred Contributions previously distributed as Excess Deferrals to the Highly Compensated Employee for the calendar year ending with or within the Plan Year), plus any income or minus any loss attributable thereto for the Plan Year to which the Excess Contributions relate, shall, no later than two and one-half months following the last day of the Plan Year to which the Excess Contributions relate (in order to avoid a ten percent (10%) excise tax on the amount of the Excess Contributions), and, in no event, later than the last day of the Plan Year following the Plan Year to which the Excess Contributions relate, be distributed (except to the extent such Excess Contributions are classified as Catch-up Contributions) to the Highly Compensated Employee.  To the extent a Highly Compensated Employee has not reached his or her Catch-up Contribution limit under the Plan, Excess Contributions allocated to such Highly Compensated Employee are Catch-up Contributions and will not be treated as excess amounts.

Excess Contributions distributed shall be included in the determination of the Participant’s Annual Addition for the year the amounts were contributed.

The Excess Contributions shall first be distributed from unmatched Deferred Contributions and then from matched Deferred Contributions.  Any Matching Contributions attributable to distributed Excess Contributions as described in this Section 2(e) of Appendix B, shall be forfeited and used to reduce future Matching Contributions to be made as soon as administratively feasible.

The Excess Contributions distributed to a Participant with respect to a Plan Year shall be adjusted on a pro-rata basis for income or loss for the Plan Year.

(f)            Special Rules.  The following special rules shall apply for purposes of applying the limitation described in Section 2(b) of this Appendix B:

(i)              The Actual Deferral Percentage for any Highly Compensated Employee who is eligible to have Aggregate 401(k) Contributions allocated to his or her accounts under two or more arrangements described in section 401(k) of the Code that are maintained by the Company or a member of the Affiliated Group, shall be determined as if such elective deferrals (and, if applicable, such qualified non-elective contributions or qualified matching contributions, or both) were made under a single arrangement.  If a Highly Compensated Employee participates in two or more cash or deferred arrangements of the Company or a member of the Affiliated Group that have different plan years, all elective deferrals made during the Plan Year under all such arrangements shall be aggregated.  Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under section 401(k) of the Code.

(ii)            The Plan may be aggregated with another plan maintained by the Company or a member of the Affiliated Group only if the Plan and each other plan with which it is aggregated have the same plan year and use the same ADP testing method, and provided the plans are not subject to mandatory disaggregation under regulations under section 401(k) of the Code.

(iii)           In the event that this Plan satisfies the requirements of sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 2 of Appendix B shall be applied by determining the Actual Deferral Percentages of Employees as if all such plans were a single plan.

(iv)            For purposes of determining the Actual Deferral Percentages, Deferral Contributions, Qualified Nonelective Contributions and Qualified Matching Contributions, contributions must be made before the end of the 12-month period immediately following the Plan Year to which the contributions relate.

SECTION 3.	AVERAGE CONTRIBUTION PERCENTAGE LIMITATIONS
(a)            Average Contribution Percentage Limitation.  The Average Contribution Percentage for Eligible Employees must satisfy one of the following tests described in section 401(m)(2) of the Code:  (1)  the Average Contribution Percentage of Eligible Employees who are members of the HCE Group must not exceed the current Plan Year’s Average Contribution Percentage for Eligible Employees who are members of the NHCE Group, multiplied by 1.25; or (2)  the Average Contribution Percentage for Eligible Employees who are members of the HCE Group must not exceed the current Plan Year’s Average Contribution Percentage for Eligible Employees who are members of the NHCE Group, multiplied by 2.0, provided that the Average Contribution Percentage for Eligible Employees who are members of the HCE Group does not exceed the Average Contribution Percentage for Eligible Employees who are members of the NHCE Group by more than two (2) percentage points.

(b)            Determination of Maximum Actual Contribution Percentage and Dollar Amount of Excess Aggregate Contributions.  If the ACP Test is not satisfied, the Plan Committee shall determine, no later than the end of the next Plan Year, a maximum permitted Actual Contribution Percentage to be used in place of the calculated Actual Contribution Percentage for each Highly Compensated Employee whose Actual Contribution Percentage is in excess of the maximum permitted and that would thereby reduce the Average Contribution Percentage for the HCE Group by a sufficient amount to satisfy the ACP Test.  The maximum Actual Contribution Percentage shall be determined by use of a leveling process, whereby the Highly Compensated Employee with the largest Actual Contribution Percentage shall have his or her Actual Contribution Percentage reduced to a percentage equal to the lesser of the percentage required to satisfy the ACP Test or to cause his or her Actual Contribution Percentage to equal that of the Actual Contribution Percentage of the Highly Compensated Employee with the next largest Actual Contribution Percentage.  The leveling process shall be repeated until the ACP Test is satisfied.

With regard to each Highly Compensated Employee whose Actual Contribution Percentage is in excess of the maximum permitted Actual Contribution Percentage, a dollar amount of Excess Aggregate Contributions shall then be determined by subtracting the product of the maximum permitted Actual Contribution Percentage and the Highly Compensated Employee’s Section 414(s) Compensation from the Highly Compensated Employee’s Aggregate 401(m) Contributions.  The amounts shall then be aggregated to determine the total dollar amount of Excess Aggregate Contributions.

(c)            Allocation of Excess Aggregate Contributions to Highly Compensated Employees.  The Excess Aggregate Contributions for a Plan Year determined in Section 3(b) of this Appendix B, if any, shall then be allocated to Highly Compensated Employees by use of a leveling process, whereby the Highly Compensated Employee with the largest dollar amount of

Aggregate 401(m) Contributions shall have his or her Aggregate 401(m) Contributions reduced in an amount equal to the lesser of the dollar amount of Excess Aggregate Contributions for all Highly Compensated Employees or the dollar amount that would cause his or her Aggregate 401(m) Contributions to equal that of the Highly Compensated Employee with the next largest dollar amount of Aggregate 401(m) Contributions.  The leveling process shall be repeated until all Excess Aggregate Contributions are allocated to Highly Compensated Employees.

(d)            Correction of Excess Aggregate Contributions.  To the extent a Highly Compensated Employee’s Aggregate 401(m) Contributions are determined to be reduced as described in Section 3(c) of this Appendix B, Excess Aggregate Contributions, plus any income or minus any loss attributable thereto for the Plan Year to which the Excess Aggregate Contributions relate, shall, no later than two and one-half months following the last day of the Plan Year to which the Excess Aggregate Contributions relate (in order to avoid a ten percent (10%) excise tax on the amount of the Excess Aggregate Contributions), and, in no event, later than the last day of the Plan Year following the Plan Year to which the Excess Aggregate Contributions relate, be distributed (except to the extent such Excess Aggregate Contributions are classified as Catch-up Contributions) to the Highly Compensated Employee. To the extent a Highly Compensated Employee has not reached his or her Catch-up Contribution limit under the Plan, Excess Aggregate Contributions allocated to such Highly Compensated Employee are Catch-up Contributions and will not be treated as excess amounts.

Excess Aggregate Contributions distributed shall be included in the determination of the Participant’s Annual Addition for the year the amounts were contributed.

The Excess Aggregate Contributions shall be distributed from Matching Contributions.

The Excess Aggregate Contributions distributed to a Participant with respect to a Plan Year shall be adjusted on a pro-rata basis for income or loss for the Plan Year.

(e)            Special Rules.  The following special rules shall apply for purposes of applying the limitation described in Section 3(a) of this Appendix B:

(i)              The Actual Contribution Percentage for any Highly Compensated Employee who is eligible to have Aggregate 401(m) Contributions allocated to his or her accounts under two or more plans described in section 401(a) of the Code, or arrangements described in section 401(k) of the Code, that are maintained by the Company or a member of the Affiliated Group, shall be determined as if such total Aggregate Contribution Percentages were made under each plan and arrangement.  If a Highly Compensated Employee participates in two or more such plans or arrangements of the Company or a member of the Affiliated Group that have different plan years, all Aggregate 401(m) Contributions made during the Plan Year under all such plans and arrangements shall be aggregated.  Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under section 401(m) of the Code.

(ii)            The Plan may be aggregated with another plan maintained by the Company or a member of the Affiliated Group only if the Plan and each other plan with which it is aggregated have the same plan year and use the same ACP testing method, and provided the plans are not subject to mandatory disaggregation under regulations under section 401(m) of the Code.

(iii)            In the event that this Plan satisfies the requirements of sections 401(m), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 3 of Appendix B shall be applied by determining the Actual Contribution Percentages of Employees as if all such plans were a single plan.

(iv)            For purposes of determining the Actual Contribution Percentages, Employee after-tax contributions are considered to have been made in the Plan Year in which contributed to the Trust.  Regular Matching Contributions, Qualified Matching Contributions, and Qualified Nonelective Contributions must be made before the end of the 12-month period immediately following the Plan Year to which the contributions relate.

APPENDIX C
SPECIAL RULES FOR ACQUISITIONS AND DISPOSITIONS

1.            Digital Equipment Corporation Savings and Investment Plan

This subsection applies to Participants who previously participated in the Digital Equipment Corporation Savings and Investment Plan (the “Digital Plan”) whose Digital Plan account was transferred to the Compaq Plan prior to its merger into the HPI Plan.

(a)            A Digital Plan Participant who receives long-term disability benefits under the Company’s Disability Plan for more than 26 consecutive weeks but who has not otherwise separated from service from the Company or an Affiliated Group may make a withdrawal from his Account for any reason, but with such prior notice as the Plan Committee may prescribe.  Any such withdrawal shall be in the amount specified by the Participant, up to the value of the Participant’s Compaq Plan account determined as of the Valuation Date next following the Plan Committee’s receipt of notice of the withdrawal.  Payment to the Participant shall be made as soon as reasonably practicable after such Valuation Date.

(b)            The Plan’s rules on distributions and withdrawals shall apply to the extent they are not inconsistent with this Appendix.

2.            Tower Software.

(a)            Background and Purpose.  On or about May 8, 2008, (the “Tower Closing Date”),
HP completed its acquisition of Tower Software Engineering Pty Ltd. (“Tower”).  The Tower 401(k) Plan was merged with and into the HPI Plan, effective July 1, 2008 (the “Tower Plan Merger Date”), and all provisions of the HPI Plan replaced and superseded all provisions of the Tower Plan.  Each participant who had an account balance under the Tower Plan as of the Tower Plan Merger Date became a participant of the HPI Plan (“Tower Participant”) as of such date.

(b)            Asset Transfer.  The assets of the Tower Plan became assets of the HPI Plan and held as part of the trust established under the HPI Plan as of the Tower Plan Merger Date, and such assets were transferred by the trustee of the Tower Plan to the Trustee of the Plan as soon as administratively feasible after the Tower Plan Merger Date (the “Tower Asset Transfer Date”), adjusted for any earnings or losses from the Tower Plan Merger Date through the Tower Asset Transfer Date.  All assets were transferred in cash, except that loans from the Tower Plan to Tower Participants that were outstanding as of the Tower Asset Transfer Date (“Tower Plan Loans”) were transferred in kind.  The transferred assets (other than Tower Plan Loans) were be invested in accordance with the investment elections of the Tower Participants as in effect on the Tower Plan Merger Date, until changed in accordance with the investment election provisions of the HPI Plan.

(c)            Service Credit.  For purposes of eligibility and vesting under the Plan, each Tower Participant was credited with service equal to the service credited to such participant pursuant to the terms of the Tower Plan as of the Tower Plan Merger Date.

(d)            Allocation of Contributions, Forfeitures, and Earnings.  Allocations of contributions, forfeitures, and earnings for all periods prior to July 1, 2008 were made separately under the Tower Plan and the HPI Plan based upon the terms and provisions of the respective plans.

(e)            Merger Protection.  Immediately after the Tower Plan Merger Date, each Tower Participant was, in the event the HPI Plan than terminated, entitled to a benefit equal to or greater than the benefit to which such Participant would have been entitled under the Tower Plan immediately prior to such date if the Tower Plan had then been terminated.  The provisions of the preceding sentence shall be construed under the applicable federal regulations pursuant to section 208 of ERISA and section 414(l) of the Code.

(f)             Optional Benefits.  With respect to Tower Participants, the Plan shall continue to preserve all optional forms of benefit and rights under the Tower Plan required to be preserved pursuant to section 411(d)(6) of the Code and any Treasury regulations issued thereunder.

(g)            Inconsistent Provisions.  Any provision of the Plan or the Tower Plan which is inconsistent with any provision of this instrument shall be considered to be and hereby is amended by this instrument.

3.            HP Enterprise Services, LLC.

(a)            Background and Purpose.  On or about August 26, 2008 (the “EDS Closing Date”), HP completed its acquisition of Electronic Data Systems Corporation, now known as HP Enterprise Services, LLC (“EDS”).  The EDS 401(k) Plan (the “EDS Plan”) was merged with and into the Plan, effective December 31, 2010, at 11:59 p.m. (the “EDS Plan Merger Date”), and all provisions of the HPI Plan replaced and superseded all provisions of the EDS Plan.  Each participant who had an account balance under the EDS Plan as of the EDS Plan Merger Date became a participant of the HPI Plan (“EDS Participant”) as of such date.

(b)            Asset Transfer.  The assets of the EDS Plan became assets of the Plan and held as part of the trust established under the Plan as of the EDS Plan Merger Date, and such assets were transferred by the trustee of the EDS Plan to the Trustee of the Plan as soon as administratively feasible after the EDS Plan Merger Date (the “EDS Asset Transfer Date”), adjusted for any earnings or losses from the EDS Plan Merger Date through the EDS Asset Transfer Date.  All assets were transferred in cash, except that loans from the EDS Plan to EDS Participants that were outstanding as of the EDS Asset Transfer Date (“EDS Plan Loans”) were transferred in kind.  The transferred assets (other than EDS Plan Loans) were invested in accordance with the investment elections of the EDS Participants as in effect on the EDS Plan Merger Date, until changed in accordance with the investment election provisions of the Plan.

(c)            Service Credit.  For purposes of eligibility and vesting under the Plan, each EDS Participant was credited with service under the HPI Plan equal to the service credited to such participant pursuant to the terms of the EDS Plan as of the EDS Plan Merger Date.

(d)            Allocation of Contributions, Forfeitures, and Earnings.  Allocations of contributions, forfeitures, and earnings for all periods prior to December 31, 2010, were made separately under the EDS Plan and the HPI Plan based upon the terms and provisions of the respective plans.

(e)            Merger Protection.  Immediately after the EDS Plan Merger Date, each EDS Participant was, in the event the HPI Plan than terminated, entitled to a benefit equal to or greater than the benefit to which such Participant would have been entitled under the EDS Plan immediately prior to such date if the EDS Plan had then been terminated.  The provisions of the preceding sentence shall be construed under the applicable federal regulations pursuant to section 208 of ERISA and section 414(l) of the Code.

(f)            Optional Benefits.  With respect to EDS Participants, the Plan shall preserve all optional forms of benefit and rights under the EDS Plan required to be preserved pursuant to section 411(d)(6) of the Code and any Treasury regulations issued thereunder.

(g)            Inconsistent Provisions.  Any provision of the Plan or the EDS Plan which is inconsistent with any provision of this instrument shall be considered to be and hereby is amended by this instrument.

4.            MICROLINK.

(a)            Background and Purpose.  On or about October 3, 2011, HP completed its acquisition of Autonomy Corporation plc, and, indirectly, its U.S. subsidiary Microlink, LLC (“Microlink”).  The Microlink, LLC 401(k) Profit Sharing Plan and Trust (“Microlink Plan”) was merged with and into the Plan, effective December 31, 2014, at 11:59 p.m. (the “Microlink Plan Merger Date”), and all provisions of the HPI Plan replaced and superseded all provisions of the Microlink Plan.  Each participant who had an account balance under the Microlink Plan as of the Microlink Plan Merger Date became a participant of the HPI Plan (“Microlink Participant”) as of such date.

(b)            Asset Transfer.  The assets of the Microlink Plan became assets of the HPI Plan and held as part of the trust established under the HPI Plan as of the Microlink Plan Merger Date, and such assets were transferred by the trustee of the Microlink Plan to the Trustee of the Plan as soon as administratively feasible after the Microlink Plan Merger Date (the “Microlink Asset Transfer Date”), adjusted for any earnings or losses from the Microlink Plan Merger Date through the Microlink Asset Transfer Date.  All assets were transferred in cash, except that loans from the Microlink Plan to Microlink Participants that were outstanding as of the Microlink Asset Transfer Date (“Microlink Plan Loans”) were transferred in kind.  The transferred assets (other than Microlink Plan Loans) were invested in accordance with the investment elections of the Microlink Participants as in effect on the Microlink Plan Merger Date, until changed in accordance with the investment election provisions of the HPI Plan.

(c)            Service Credit.  For purposes of eligibility and vesting under the Plan, each Microlink Participant was credited with service equal to the service credited to such participant pursuant to the terms of the Microlink Plan as of the Microlink Plan Merger Date. (d)Allocation of Contributions, Forfeitures, and Earnings.  Allocations of contributions, forfeitures, and earnings for all periods prior to December 31, 2014 were made separately under the Microlink Plan and the HPI Plan based upon the terms and provisions of the respective plans.

(e)            Merger Protection.  Immediately after the Microlink Plan Merger Date, each Microlink Participant was, in the event the Plan than terminated, entitled to a benefit equal to or greater than the benefit to which such Participant would have been entitled under the Microlink Plan immediately prior to such date if the Microlink Plan had then been terminated.  The provisions of the preceding sentence shall be construed under the applicable federal regulations pursuant to section 208 of ERISA and section 414(l) of the Code.

(f)            Optional Benefits.  With respect to Microlink Participants, the Plan shall preserve all optional forms of benefit and rights under the Microlink Plan required to be preserved pursuant to section 411(d)(6) of the Code and any Treasury regulations issued thereunder.  Notwithstanding the foregoing, from and after June 15, 2015, no Microlink Participant shall be entitled to elect a distribution of his account balance attributable to the Microlink Plan in any form other than a lump sum, except as otherwise provided under Section 12(c) of the Plan, and any other optional form of benefit distribution was eliminated, as permitted under section 411(d)(6) of the Code and the Treasury regulations issued thereunder.

(g)            Inconsistent Provisions.  Any provision of the Plan or the Microlink Plan which is inconsistent with any provision of this instrument shall be considered to be and hereby is amended by this instrument.

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